                                                                  EXHIBIT 4.1.1

================================================================================


                            LEASING SOLUTIONS, INC.

                                      AND



                             BANKERS TRUST COMPANY,

                                  AS TRUSTEE






                    Convertible Subordinated Notes due 2003



                                   INDENTURE


                        Dated as of [            ] 1996




================================================================================

                               TABLE OF CONTENTS

                                                                                                     Page
                                                                                                     ----
ARTICLE I           DEFINITIONS......................................................................  1
        Section 1.1      Definitions.................................................................  1
                    Affiliate........................................................................  1
                    Agent............................................................................  1
                    Board of Directors...............................................................  1
                    Change of Control................................................................  1
                    Commission.......................................................................  2
                    Common Stock.....................................................................  2
                    Company..........................................................................  2
                    consolidated subsidiary..........................................................  2
                    Convertible Subordinated Notes...................................................  2
                    Conversion Price.................................................................  2
                    Default..........................................................................  3
                    Designated Senior Debt...........................................................  3
                    Exchange Act.....................................................................  3
                    GAAP.............................................................................  3
                    Indebtedness.....................................................................  3
                    Indenture........................................................................  4
                    Interest Payment Date............................................................  4
                    Issue Date.......................................................................  4
                    Material Subsidiary..............................................................  4
                    Maturity Date....................................................................  4
                    Obligations......................................................................  4
                    Officer..........................................................................  4
                    Officers' Certificate............................................................  4
                    Opinion of Counsel...............................................................  5
                    person...........................................................................  5
                    Redemption Date..................................................................  5
                    Redemption Price.................................................................  5
                    Regular Record Date..............................................................  5
                    Representative...................................................................  5
                    Securities Act...................................................................  5
                    Senior Debt......................................................................  5
                    subsidiary.......................................................................  6
                    TIA..............................................................................  6
                    Trustee..........................................................................  6
                    Trust Officer....................................................................  6
                    U.S. Government Obligations......................................................  6
        Section 1.2      Other Definitions...........................................................  6
        Section 1.3      Incorporation by Reference of Trust Indenture Act...........................  7
        Section 1.4      Rules of Construction.......................................................  7

                                       i.

ARTICLE II          THE CONVERTIBLE SUBORDINATED NOTES...............................................  8
        Section 2.1      Form and Dating.............................................................  8
        Section 2.2      Execution and Authentication................................................  8
        Section 2.3      Registrar, Paying Agent and Conversion Agent................................  9
        Section 2.4      Paying Agent to Hold Money in Trust.........................................  9
        Section 2.5      Holder Lists................................................................ 10
        Section 2.6      Transfer and Exchange....................................................... 10
        Section 2.7      Replacement Convertible Subordinated Notes.................................. 11
        Section 2.8      Outstanding Convertible Subordinated Notes.................................. 11
        Section 2.9      When Treasury Convertible Subordinated Notes
                         Disregarded................................................................. 12
        Section 2.10     Temporary Convertible Subordinated Notes.................................... 12
        Section 2.11     Cancellation................................................................ 12
        Section 2.12     Defaulted Interest.......................................................... 13
        Section 2.13     Cusip Number................................................................ 13

ARTICLE III         REDEMPTION....................................................................... 13
        Section 3.1      Notices to Trustee.......................................................... 13
        Section 3.2      Selection of Convertible Subordinated Notes to be
                         Redeemed.................................................................... 13
        Section 3.3      Notice of Redemption........................................................ 14
        Section 3.4      Effect of Notice of Redemption.............................................. 15
        Section 3.5      Deposit of Redemption Price................................................. 15
        Section 3.6      Convertible Subordinated Notes Redeemed in Part............................. 15
        Section 3.7      Conversion Arrangement On Call For Redemption............................... 16

ARTICLE IV          COVENANTS........................................................................ 16
        Section 4.1      Payment of Convertible Subordinated Notes................................... 16
        Section 4.2      Commission Reports.......................................................... 17
        Section 4.3      Compliance Certificate...................................................... 17
        Section 4.4      Maintenance of Office or Agency............................................. 17
        Section 4.5      Continued Existence......................................................... 18
        Section 4.6      Repurchase Upon a Change of Control......................................... 18
        Section 4.7      Appointments to Fill Vacancies in Trustee's Office.......................... 19
        Section 4.8      Stay, Extension and Usury Laws.............................................. 19

ARTICLE V           SUCCESSORS....................................................................... 20
        Section 5.1      When the Company May Merge, Etc............................................. 20
        Section 5.2      Successor Corporation Substituted........................................... 21
        Section 5.3      Purchase Option on Change of Control........................................ 21

ARTICLE VI          DEFAULTS AND REMEDIES............................................................ 21
        Section 6.1      Events of Default........................................................... 21
        Section 6.2      Acceleration................................................................ 23

                                      ii.

        Section 6.3      Other Remedies.............................................................. 23
        Section 6.4      Waiver of Past Defaults..................................................... 24
        Section 6.5      Control by Majority......................................................... 24
        Section 6.6      Limitation on Suits......................................................... 24
        Section 6.7      Rights of Holders to Receive Payment........................................ 25
        Section 6.8      Collection Suit by Trustee.................................................. 25
        Section 6.9      Trustee May File Proofs of Claim............................................ 25
        Section 6.10     Priorities.................................................................. 25
        Section 6.11     Undertaking for Costs....................................................... 26

ARTICLE VII         THE TRUSTEE...................................................................... 26
        Section 7.1      Duties of the Trustee....................................................... 26
        Section 7.2      Rights of the Trustee....................................................... 27
        Section 7.3      Individual Rights of the Trustee............................................ 29
        Section 7.4      Trustee's Disclaimer........................................................ 29
        Section 7.5      Notice of Defaults.......................................................... 30
        Section 7.6      Reports by the Trustee to Holders........................................... 30
        Section 7.7      Compensation and Indemnity.................................................. 30
        Section 7.8      Replacement of the Trustee.................................................. 31
        Section 7.9      Successor Trustee by Merger, Etc............................................ 32
        Section 7.10     Eligibility, Disqualification............................................... 32
        Section 7.11     Preferential Collection of Claims Against Company........................... 33

ARTICLE VIII        SATISFACTION AND DISCHARGE OF INDENTURE.......................................... 33
        Section 8.1      Discharge of Indenture...................................................... 33
        Section 8.2      Deposited Monies to be Held in Trust by Trustee............................. 33
        Section 8.3      Paying Agent to Repay Monies Held........................................... 34
        Section 8.4      Return of Unclaimed Monies.................................................. 34
        Section 8.5      Reinstatement............................................................... 34

ARTICLE IX          AMENDMENTS....................................................................... 34
        Section 9.1      Without the Consent of Holders.............................................. 34
        Section 9.2      With the Consent of Holders................................................. 35
        Section 9.3      Compliance With The Trust Indenture Act..................................... 37
        Section 9.4      Revocation and Effect of Consents........................................... 37
        Section 9.5      Notation On Or Exchange Of Convertible Subordinated
                         Notes....................................................................... 37
        Section 9.6      Trustee Protected........................................................... 38

ARTICLE X           GENERAL PROVISIONS............................................................... 38
        Section 10.1     Trust Indenture Act Controls................................................ 38
        Section 10.2     Notices..................................................................... 38
        Section 10.3     Communication by Holders With Other Holders................................. 39
        Section 10.4     Certificate and Opinion as to Conditions Precedent.......................... 39

                                     iii.

        Section 10.5     Statements Required in Certificate or Opinion............................... 39
        Section 10.6     Rules by Trustee and Agents................................................. 40
        Section 10.7     Legal Holidays.............................................................. 40
        Section 10.8     No Recourse Against Others.................................................. 40
        Section 10.9     Counterparts................................................................ 40
        Section 10.10    Other Provisions............................................................ 41
        Section 10.11    Governing Law............................................................... 41
        Section 10.12    No Adverse Interpretation of Other Agreements............................... 41
        Section 10.13    Successors.................................................................. 41
        Section 10.14    Severability................................................................ 41
        Section 10.15    Table of Contents, Headings, Etc............................................ 41

ARTICLE XI          SUBORDINATION.................................................................... 42
        Section 11.1     Agreement to Subordinate.................................................... 42
        Section 11.2     Liquidation; Dissolution; Bankruptcy........................................ 42
        Section 11.3     Default on Senior Debt and/or Designated Senior Debt........................ 42
        Section 11.4     Acceleration of Convertible Subordinated Notes.............................. 43
        Section 11.5     When Distribution Must Be Paid Over......................................... 44
        Section 11.6     Notice by Company........................................................... 44
        Section 11.7     Subrogation................................................................. 44
        Section 11.8     Relative Rights............................................................. 45
        Section 11.9     Subordination May Not Be Impaired By Company................................ 45
        Section 11.10    Distribution or Notice to Representative.................................... 45
        Section 11.11    Rights of Trustee and Paying Agent.......................................... 46
        Section 11.12    Authorization to Effect Subordination....................................... 46
        Section 11.13    Article Applicable to Paying Agents......................................... 46
        Section 11.14    Senior Debt Entitled to Rely................................................ 46

ARTICLE XII         CONVERSION OF CONVERTIBLE SUBORDINATED
                    NOTES............................................................................ 47
        Section 12.1     Right to Convert............................................................ 47
        Section 12.2     Exercise of Conversion Privilege; Issuance of Common Stock
                         on Conversion; No Adjustment for Interest or Dividends...................... 47
        Section 12.3     Cash Payments in Lieu of Fractional Shares.................................. 49
        Section 12.4     Conversion Price............................................................ 49
        Section 12.5     Adjustment of Conversion Price.............................................. 49
        Section 12.6     Effect of Reclassification, Consolidation, Merger or Sale................... 58
        Section 12.7     Taxes on Shares Issued...................................................... 59
        Section 12.8     Reservation of Shares; Shares To Be Fully Paid; Listing of
                         Common Stock................................................................ 59
        Section 12.9     Responsibility of Trustee................................................... 60
        Section 12.10    Notice to Holders Prior to Certain Actions.................................. 60

                                      iv.

        THIS INDENTURE, dated as of __________, 1996 is between Leasing Solutions, Inc., a California corporation (the "Company"), and Bankers Trust, as trustee (the "Trustee"). The Company has duly authorized the creation of its [ ]% Convertible Subordinated Notes due 2003 (the "Convertible Subordinated Notes") and to provide therefor the Company and the Trustee have duly authorized the execution and delivery of this Indenture. Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the holders from time to time of the Convertible Subordinated Notes.


                                   ARTICLE I

                                  DEFINITIONS

        Section 1.1      Definitions.
                         -----------

                "Affiliate" means, when used with reference to any person, any other person directly or indirectly controlling, controlled by, or under direct or indirect common control with, the referent person, as the case may be. For the purposes of this definition, "control" when used with respect to any specified person means the power to direct or cause the direction of management or policies of the referent person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative of the foregoing.

                "Agent" means any Registrar, Paying Agent, Conversion Agent or coregistrar.

                "Board of Directors" means the Board of Directors of the Company or any authorized committee of the Board of Directors.

                "Change of Control" means the occurrence of any of the following events:

        (i) the acquisition by any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of transactions, of shares of capital stock of the Company entitling such person to exercise 50% or more of the total voting power of all shares of capital stock of the Company entitled to vote generally in the elections of directors (any shares of voting stock of which such person or group is the beneficial owner that are not then outstanding being deemed outstanding for purposes of calculating such percentage); or

        (ii) any consolidation of the Company with, or merger of the Company into, any other person, any merger of another person into the Company, or any sales or transfer of all or substantially all of the assets of the Company to another Person (other than a merger (x) which does not result in a material reclassification, conversion, exchange or cancellation of outstanding shares of Capital Stock, (y) which is effected solely to change the jurisdiction

                                      1.

of incorporation of the Company and results in a reclassification, conversion or exchange of outstanding shares of Common Stock into solely shares of common stock, or (z) does not result in a substantial (i.e., over 50%) change in the beneficial ownership of the Company);

        (iii) the term "Capital Stock" shall mean capital stock of the Company that does not rank prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of the Company, to shares of capital stock of any other class of the Company; and

        (iv) the term "beneficial owner" shall be determined in accordance with Rule 13d-3, as in effect on the date of the original execution of this Indenture, promulgated by the Commission pursuant to the Exchange Act.

                "Commission" means the Securities and Exchange Commission.

                "Common Stock" means any stock of any class of the Company which has no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company and which is not subject to redemption by the Company. Subject to the provisions of Section 12.6, however, shares issuable on conversion of Convertible Subordinated Notes shall include only shares of the class designated as Common Stock of the Company at the date of this Indenture or shares of any class or classes resulting from any reclassification or reclassifications thereof and which have no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company and which are not subject to redemption by the Company; provided that if at any time there shall be more than one such resulting class, the shares of each such class then so issuable shall be substantially in the proportion which the total number of shares of such class resulting from all such reclassifications bears to the total number of shares of all such classes resulting from all such reclassifications.

                "Company" means the party named as such above until a successor replaces it in accordance with Article 5 and thereafter means the successor.

                A "consolidated subsidiary" of any person means a subsidiary which for financial reporting purposes is or, in accordance with GAAP, should be, accounted for by such person as a consolidated subsidiary.

                "Convertible Subordinated Notes" means the Convertible Subordinated Notes due 2003 issued under this Indenture.

                "Conversion Price" means the initial conversion price specified in the form of Note in Section 17 of such form, as adjusted in accordance with the provisions of Article 12.

                                      2.

                "Corporate Trust Office" means the corporate trust office of the Trustee at which at any particular time its corporate business shall principally be administered; as of the date hereof, the office of the Corporate Trust Office is located at [ ].

                "Default" means any event that is, or after notice or passage of time or both would be, an Event of Default.

                "Designated Senior Debt" means any particular Senior Debt with respect to which the instrument creating or evidencing the same or the assumption or guarantee thereof (or related agreements or documents to which the Company is a party) expressly provides that such Indebtedness shall be "Designated Senior Debt" for purposes of the Indenture (provided that such instrument, agreement or other document may place limitations and conditions on the right of such Senior Debt to exercise the rights of Designated Senior Debt.)

                "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder

                "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, which are in effect from time to time.

                "Indebtedness" means, with respect to any person, all obligations, whether or not contingent, of such person (i) (a) for borrowed money (including, but not limited to, any indebtedness secured by a security interest, mortgage or other lien on the assets of the Company which is (1) given to secure all or part of the purchase price of property subject thereto, whether given to the vendor of such property or to another, or (2) existing on property at the time of acquisition thereof), (b) evidenced by a note, debenture, bond or other written instrument, (c) under a lease required to be capitalized on the balance sheet of the lessee under GAAP or under any lease or related document (including a purchase agreement) which provides that the Company is contractually obligated to purchase or cause a third party to purchase and thereby guarantee a minimum residual value of the lease property to the lessor and the obligations of the Company under such lease or related document to purchase or to cause a third party to purchase such leased property, (d) in respect of letters of credit, bank guarantees or bankers' acceptances (including reimbursement obligations with respect to any of the foregoing), (e) with respect to Indebtedness secured by a mortgage, pledge, lien, encumbrance, charge or adverse claim affecting title or resulting in an encumbrance to which the property or assets of such person are subject, whether or not the obligation secured thereby shall have been assumed by or shall otherwise be such person's legal liability, (f) in respect of the balance of deferred and unpaid purchase price of any property or assets, (g) under interest rate or currency swap

                                      3.

agreements, cap, floor and collar agreements, spot and forward contracts and similar agreements and arrangements; (ii) with respect to any obligation of others of the type described in the preceding clause (i) or under clause (iii) below assumed by or guaranteed in any manner by such person or in effect guaranteed by such person through an agreement to purchase (including, without limitation, "take or pay" and similar arrangements), contingent or otherwise (and the obligations of such person under any such assumptions, guarantees or other such arrangements); and (iii) any and all deferrals, renewals, extensions, refinancings and refundings of, or amendments, modifications or supplements to, any of the foregoing.

                "Indenture" means this Indenture as amended or supplemented from time to time.

                "Interest Payment Date" means [   ] 1 and [   ] 1 of each year.

                "Issue Date" means the date on which the Convertible Subordinated Notes are originally issued under this Indenture.

                "Material Subsidiary" means, at any date of determination, any subsidiary of the Company that, together with its subsidiaries, as of the end of such fiscal year, was the owner of more than 25% of the consolidated assets of the Company, after eliminating any inter-company receivables of such subsidiary, all as set forth on the most recently available consolidated financial statements of the Company and its consolidated subsidiaries for such fiscal year prepared in conformity with GAAP.

                "Maturity Date" means _________, 2003.

                "Obligations" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

                "Officer" means the Chairman of the Board, the Chief Executive Officer, the President, the Chief Financial Officer, the Chief Accounting Officer, any Executive Vice President, Senior Vice President or Vice President (whether or not designated by a number or numbers or word or words before or after the title "Vice President"), the Treasurer, any other executive officer, the Secretary and any Assistant Treasurer or any Assistant Secretary of the Company.

                "Officers' Certificate" means a certificate signed by two Officers, one of whom must be the principal executive officer, principal financial officer or principal accounting officer of the Company.

                                      4.

                "Opinion of Counsel" means a written opinion from legal counsel who may be an employee of or counsel to the Company or the Trustee except to the extent otherwise indicated in this Indenture.

                A "person" means any individual, corporation, partnership, joint venture, trust, estate, unincorporated organization or government or any agency or political subdivision thereof.

                "Redemption Date" when used with respect to any of the Convertible Subordinated Notes to be redeemed, means the date fixed by the Company for such redemption pursuant to Article 3 of this Indenture and the Convertible Subordinated Notes.

                "Redemption Price" when used with respect to any of the Convertible Subordinated Notes to be redeemed, means the price fixed for such redemption pursuant to Article 3 of this Indenture and the Convertible Subordinated Notes.

                "Regular Record Date" means the [ ] 15 or [ ] 15 immediately preceding each Interest Payment Date.

                "Representative" means the (a) Indenture trustee or other trustee, agent or representative for any Senior Debt or (b) with respect to any Senior Debt that does not have any such trustee, agent or other representative,
(i) in the case of such Senior Debt issued pursuant to an agreement providing for voting arrangements as among the holders or owners of such Senior Debt, any holder or owner of such Senior Debt acting with the consent of the required persons necessary to bind such holders or owners of such Senior Debt and (ii) in the case of all other such Senior Debt, the holder or owner of such Senior Debt.

                "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

                "Senior Debt" means the principal of, premium, if any, and interest (including all interest accruing subsequent to the commencement of any bankruptcy or similar proceeding, whether or not a claim for post-petition interest is allowable as a claim in any such proceeding) and rent payable on or in connection with Indebtedness of the Company, whether outstanding on the date of this Indenture or thereafter created, incurred, assumed, guaranteed or in effect guaranteed by the Company (including all deferrals, renewals, extensions or refundings of, or amendments, modifications or supplements to the foregoing); provided, however, that Senior Debt does not include (v) Indebtedness evidenced by the holders of Convertible Subordinated Notes, (w) any liability for federal, state, local or other taxes owed or owing by the Company, (x) Indebtedness of the Company to any subsidiary of the Company except to the extent such Indebtedness is of a type described in clause (ii) of the definition of Indebtedness, (y) trade payables of the Company (other than, to the extent they may otherwise constitute trade payables, any obligations of the type described

                                      5.

in clause (ii) of the definition of Indebtedness), and (z) any particular Indebtedness in which the instrument creating or evidencing the same or the assumption or guarantee thereof (or related agreements or documents to which the Company is a party) expressly provides that such Indebtedness shall not be senior in right of payment to, or is pari passu with, or is subordinated or junior to, the Convertible Subordinated Notes.

                A "subsidiary" means with respect to any person, (i) any corporation, association or other business entity of which more than 50% of the total voting power of shares of capital stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such person or one or more of the other subsidiaries of that person (or a combination thereof) and (ii) any partnership (a) the sole general partners of which are such person or of one or more subsidiaries of such person or (b) the only general partners of which are such person or of one or more subsidiaries of such person (or any combination thereof).

                "TIA" means the Trust Indenture Act of 1939 (IS U.S. Code Sections 77aaa 77bbbb) as in effect on the date of execution of this Indenture, except as provided in Sections 9.3 and 12.6.

                "Trustee" means the party named as such above until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor.

                "Trust Officer" means the Chairman of the Board, the President or any other officer or assistant officer of the Trustee assigned by the Trustee to administer its corporation trust matters.

                "U.S. Government Obligations" means direct obligation of the United States of America for the payment of which the full faith and credit of the United States of America is pledged. In order to have money available on a payment date to pay principal or interest on the Convertible Subordinated Notes, the U.S. Government Obligations shall be payable as to principal or interest on or before such payment date in such amounts as will provide the necessary money. U.S. Government Obligations shall not be callable at the issuer's option.

        Section 1.2      Other Definitions.
                         -----------------

Term                                                         Defined in Section
- ----                                                         ------------------
"Bankruptcy Law"....................................................        6.1
"business day"......................................................       10.7
"Current Market Price"..............................................       12.5
"closing price".....................................................       12.5

                                      6.


"Conversion Agent"..................................................        2.3
"Custodian".........................................................        6.1
"Event of Default"..................................................        6.1
"Expiration Time"...................................................       12.5
"fair market value".................................................       12.5
"Legal Holiday"....................................................        10.7
"non electing share"...............................................        12.6
"Paying Agent".....................................................         2.3
"Payment Blockage Notice"..........................................        10.4
"Purchased Shares".................................................        12.5
"Record Date"......................................................        12.5
"Registrar"........................................................         2.3
"Rights"...........................................................        12.5
"Securities".......................................................        12.5
"trading day"......................................................        12.5

        Section 1.3      Incorporation by Reference of Trust Indenture Act.
                         -------------------------------------------------
Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

        The following TIA terms used in this Indenture have the following meanings:

                "Commission means the Commission;

                "indenture securities" means the Convertible Subordinated Notes;

                "indenture security holder" means a holder of a Convertible Subordinated Note;

                "indenture to be qualified" means this Indenture;

                "indenture trustee" or "institutional trustee" means the Trustee; and

                "obligor" on the Convertible Subordinated Notes means the Company or any other obligor on the Convertible Subordinated Notes.

        All other terms in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by Commission rule under the TIA have the meanings so assigned to them.

        Section 1.4      Rules of Construction.      Unless the context
                         ---------------------
otherwise requires:

                (1)      a term has the meaning assigned to it;

                                      7.

                (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

                (3)      "or" is not exclusive;

                (4) words in the singular include the plural, and in the plural include the singular; and

                (5) the male, female and neuter genders include one another.


                                  ARTICLE II

                      THE CONVERTIBLE SUBORDINATED NOTES

        Section 2.1      Form and Dating. The Convertible Subordinated Notes and
                         ---------------
the Trustee's certificate of authentication relating thereto shall be substantially in the form set forth in Exhibit A, which is part of this
                                       ---------
Indenture, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture. The Convertible Subordinated Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. The Company shall approve the form of the Convertible Subordinated Notes and any notation, legend or endorsement on them. Each Convertible Subordinated Note shall be dated the date of its authentication.

        The terms and provisions contained in the Convertible Subordinated Notes shall constitute, and are hereby expressly made, a part of this Indenture and, to the extent applicable, the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

        Section 2.2      Execution and Authentication. Two Officers shall sign
                         ----------------------------
the Convertible Subordinated Notes for the Company by manual or facsimile signature. The Company's seal shall be reproduced on the Convertible Subordinated Notes.

        If an Officer whose signature is on a Convertible Subordinated Note no longer holds that office at the time the Convertible Subordinated Note is authenticated, the Convertible Subordinated Note shall nevertheless be valid.

        A Convertible Subordinated Note shall not be valid until authenticated by the manual signature of the Trustee. The signature shall be conclusive evidence that the Convertible Subordinated Note has been authenticated under this Indenture.

        Upon a written order of the Company signed by an Officer of the Company, the Trustee shall authenticate Convertible Subordinated Notes for original issue up to an aggregate principal amount of $50,000,000 (plus up to $7,500,000 aggregate principal amount

                                      8.

of Convertible Subordinated Notes that may be sold by the Company pursuant to the over allotment option granted pursuant to the Underwriting Agreement, dated
as of [    ], 1996, among the Company and Prudential Securities Incorporated).
The aggregate principal amount of Convertible Subordinated Notes outstanding at any time may not exceed that amount except as provided in Section 2.7.

        The Convertible Subordinated Notes shall be issuable only in registered form, without coupons, and only in denominations of $1,000 or any integral multiple thereof.

        The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Convertible Subordinated Notes. An authenticating agent may authenticate Convertible Subordinated Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same right as an Agent to deal with the Company or an Affiliate of the Company.

        Section 2.3      Registrar, Paying Agent and Conversion Agent. The
                         --------------------------------------------
Company shall maintain or cause to be maintained in such locations as it shall determine, which may be the Corporate Trust Office, an office or agency: (i) where securities may be presented for registration of transfer or for exchange ("Registrar"); (ii) where Convertible Subordinated Notes may be presented for payment ("Paying Agent"); (iii) an office or agency where Convertible Subordinated Notes may be presented for conversion (the "Conversion Agent"); and
(iv) where notices and demands to or upon the Company in respect of Convertible Subordinated Notes and this Indenture may be served by the holders of the Convertible Subordinated Notes. The Registrar shall keep a register of the Convertible Subordinated Notes and of their transfer and exchange. The Company may appoint one or more coregistrars, one or more additional paying agents and one or more additional conversion agents. The term "Paying Agent" includes any additional paying agent and the term "Conversion Agent" includes any additional Conversion Agent. The Company may change any Paying Agent, Registrar, Conversion Agent or coregistrar without prior notice. The Company shall notify the Trustee of the name and address of any Agent not a party to this Indenture and shall enter into an appropriate agency agreement with any Registrar, Paying Agent, Conversion Agent or coregistrar not a party to this Indenture. The agreement shall implement the provisions of this Indenture that relate to such Agent. The Company or any of its subsidiaries may act as Paying Agent, Registrar, Conversion Agent or coregistrar, except that for purposes of Articles 3 and 8 and Section 4.6, neither the Company nor any of its subsidiaries shall act as Paying Agent. If the Company fails to appoint or maintain another entity as Registrar, or Paying Agent or Conversion Agent, the Trustee shall act as such, and the Trustee shall initially act as such.

        Section 2.4      Paying Agent to Hold Money in Trust. The Company shall
                         -----------------------------------
require each Paying Agent (other than the Trustee, who hereby so agrees), to agree in writing that the paying Agent will hold in trust for the benefit of holders of the Convertible Subordinated Notes or the Trustee all money held by the Paying Agent for the payment of

                                      9.

principal or interest on the Convertible Subordinated Notes, and will notify the Trustee of any default by the Company in respect of making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Company or a subsidiary of the Company) shall have no further liability for the money. If the Company or a subsidiary of the Company acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the holders of the Convertible Subordinated Notes all money held by it as Paying Agent.

        Section 2.5      Holder Lists. The Trustee shall preserve in as current
                         ------------
a form as is reasonably practicable the most recent list available to it of the names and addresses of holders of Convertible Subordinated Notes and shall otherwise comply with TIA Section 312(a). If the Trustee is Registrar, the Company shall furnish to the Trustee at least seven business days before each Interest Payment Date and as the Trustee may request in writing within fifteen
(15) days after receipt by the Company of any such request (or such lesser time as the Trustee may reasonably request in order to enable it to timely provide any notice to be provided by it hereunder) a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of holders of Convertible Subordinated Notes.

        Section 2.6      Transfer and Exchange. When Convertible Subordinated
                         ---------------------
Notes are presented to the Registrar or a coregistrar with a request to register a transfer or to exchange them for an equal principal amount of Convertible Subordinated Notes for other denominations, the Registrar shall register the transfer or make the exchange if its requirements for such transactions are met. To permit registrations of transfers and exchanges, the Company shall issue and the Trustee shall authenticate Convertible Subordinated Notes at the Registrar's request, bearing registration numbers not contemporaneously outstanding. No service charge shall be made for any registration of transfer or exchange (except as otherwise expressly permitted herein), but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable upon exchanges pursuant to Sections 2.10, 3.6, 9.5 or 12.2.

        The Company shall not be required (i) to issue, register the transfer of or exchange Convertible Subordinated Notes during a period beginning at the opening of business 15 days before the day of any selection of Convertible Subordinated Notes for redemption under Section 3.2 and ending at the close of business on the day of selection, (ii) to register the transfer or exchange of any Convertible Subordinated Note so selected for redemption in whole or in part, except the unredeemed portion of any Convertible Subordinated Note being redeemed in part or (iii) to register the transfer of any Convertible Subordinated Notes surrendered for repurchase pursuant to Section 4.6.

        All Convertible Subordinated Notes issued upon any transfer or exchange of Convertible Subordinated Notes in accordance with this Indenture shall be the valid

                                      10.

obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture as the Convertible Subordinated Notes surrendered upon such registration of transfer or exchange.

        Section 2.7      Replacement Convertible Subordinated Notes. If the
                         ------------------------------------------
holder of a Convertible Subordinated Note claims that the Convertible Subordinated Note has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Convertible Subordinated Note if the Trustee's requirements are met. If required by the Trustee or the Company as a condition of receiving a replacement Convertible Subordinated Note, the holder of a Convertible Subordinated Note must provide a certificate of loss and an indemnity and/or an indemnity bond sufficient, in the judgment of both the Company and the Trustee, to fully protect the Company, the Trustee, any Agent and any authenticating agent from any loss, liability, cost or expense which any of them may suffer or incur if the Convertible Subordinated
Note is replaced. The Company and the Trustee may charge the relevant holder for their expenses in replacing any Convertible Subordinated Note.

        The Trustee or any authenticating agent may authenticate any such substituted Convertible Subordinated Note, and deliver the same upon the receipt of such security or indemnity as the Trustee, the Company and, if applicable, such authenticating agent may require. Upon the issuance of any substituted Convertible Subordinated Note, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses connected therewith. In case any Convertible Subordinated Note which has matured or is about to mature, or has been called for redemption pursuant to Section 4.6 or is about to be converted into Common Stock shall become mutilated, lost or stolen, the Company may, instead of issuing a substitute Convertible Subordinated Note, pay or authorize the payment of or convert or authorize the conversion of the same (without surrender thereof except in the case of a mutilated Convertible Subordinated
Note), as the case may be, if the applicant for such payment or conversion shall furnish to the Company, to the Trustee and, if applicable, to the authenticating agent such security or indemnity as may be required by them to save each of them harmless for any loss, liability, cost or expense caused by or connected with such substitution, and, in case of destruction, loss or theft, evidence satisfactory to the Company, the Trustee and, if applicable, any paying agent or conversion agent of the destruction, loss or theft of such Convertible Subordinated Note and of the ownership thereof.

        Every replacement Convertible Subordinated Note is an additional obligation of the Company.

        Section 2.8      Outstanding Convertible Subordinated Notes. The
                         ------------------------------------------
Convertible Subordinated Notes outstanding at any time are all the Convertible Subordinated Notes properly authenticated by the Trustee except for those cancelled by the Trustee, those delivered to it for cancellation, and those described in this Section as not outstanding.

                                      11.

        If a Convertible Subordinated Note is replaced pursuant to Section 2.7, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Convertible Subordinated Note is held by a bona fide purchaser.

        If Convertible Subordinated Notes are considered paid under Section 4.1 or converted under Article 12, they cease to be outstanding and interest on them ceases to accrue.

        Subject to Section 2.9 hereof, a Convertible Subordinated Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Convertible Subordinated Note.

        Section 2.9      When Treasury Convertible Subordinated Notes
                         --------------------------------------------
Disregarded. In determining whether the holders of the required principal amount
- -----------
of Convertible Subordinated Notes have concurred in any direction, waiver or consent, Convertible Subordinated Notes owned by the Company or an Affiliate of the Company shall be considered as though they are not outstanding except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Convertible Subordinated Notes which the Trustee knows are so owned shall be so disregarded.

        Section 2.10     Temporary Convertible Subordinated Notes. Until
                         ----------------------------------------
definitive Convertible Subordinated Notes are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Convertible Subordinated Notes. Temporary Convertible Subordinated Notes shall be substantially in the form of definitive Convertible Subordinated Notes but may have variations that the Company considers appropriate for temporary Convertible Subordinated Notes. If temporary Convertible Subordinated Notes are issued, the Company will cause definitive Convertible Subordinated Notes to be prepared without unreasonable delay. After the preparation of definitive Convertible Subordinated Notes, the temporary Convertible Subordinated Notes shall be exchangeable for definitive Convertible Subordinated Notes upon surrender of the temporary Convertible Subordinated Notes at any office or agency of the Company designated pursuant to Section 2.3 without charge to the holder of the Convertible Subordinated Note. Upon surrender for cancellation of any one or more temporary Convertible Subordinated Notes the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a like principal amount of definitive Convertible Subordinated Notes of authorized denominations. Until so exchanged, the temporary Convertible Subordinated Notes shall in all respects be entitled to the same benefits under this Indenture as definitive Convertible Subordinated Notes.

        Section 2.11     Cancellation. The Company at any time may deliver
                         ------------
Convertible Subordinated Notes to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Convertible Subordinated Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel

                                      12.

Convertible Subordinated Notes surrendered for registration of transfer, exchange, payment, replacement, conversion, redemption, repurchase or cancellation and shall dispose of cancelled Convertible Subordinated Notes as the Company directs, provided that the Trustee shall not be required to destroy such Convertible Subordinated Notes. The Company may not issue new Convertible Subordinated Notes to replace Convertible Subordinated Notes that it has paid, or that have been delivered to the Trustee for cancellation or that any holder has converted pursuant to Article 12 hereof, redeemed pursuant to Article 3 or repurchased pursuant to Section 4.6.

        Section 2.12     Defaulted Interest. If the Company fails to make a
                         ------------------
payment of interest on the Convertible Subordinated Notes, it shall pay such defaulted interest plus, to the extent lawful, any interest payable on the defaulted interest. It may pay such defaulted interest, plus any such interest payable on it, to the persons who are holders of Convertible Subordinated Notes on a subsequent special record date. The Company shall fix any such record date and payment date. At least 15 days before any such record date, the Company shall mail to holders of the Convertible Subordinated Notes a notice that states the record date, payment date and amount of such interest to be paid.

        Section 2.13     Cusip Number. The Company in issuing the Convertible
                         ------------
Subordinated Notes may use a "CUSIP" number, and if so, such CUSIP number shall be included in notices of redemption or exchange as a convenience to holders of Convertible Subordinated Notes; provided, however, that any such notice may state that no representation is made as to the correctness or accuracy of the CUSIP number printed in the notice or on the Convertible Subordinated Notes and that reliance may be placed only on the other identification numbers printed on the Convertible Subordinated Notes. The Company will promptly notify the Trustee of any change in the CUSIP number.


                                  ARTICLE III

                                  REDEMPTION

        Section 3.1      Notices to Trustee. If the Company elects to redeem
                         ------------------
Convertible Subordinated Notes pursuant to the optional redemption provisions of paragraph 5 of the Convertible Subordinated Notes, it shall furnish to the Trustee, at least 20 but not more than 60 days before a redemption date (unless a shorter period shall be satisfactory to the Trustee), an Officers' Certificate setting forth (i) the Section of this Indenture pursuant to which the redemption shall occur, (ii) the redemption date, (iii) the principal amount of Convertible Subordinated Notes to be redeemed (if less than all) and (iv) the redemption price.

        Section 3.2      Selection of Convertible Subordinated Notes to be
                         -------------------------------------------------
Redeemed. If less than all the Convertible Subordinated Notes are to be
- --------
redeemed, the Trustee shall select the Convertible Subordinated Notes to be redeemed by lot or pro rata or by a method that

                                      13.

complies with the requirements of any exchange on which the Convertible Subordinated Notes are listed or quoted that the Trustee considers fair and appropriate. The Trustee shall make the selection not more than 60 days and not less than 15 days before the redemption date from Convertible Subordinated Notes outstanding not previously called for redemption. The Trustee may select for redemption portions of the principal of Convertible Subordinated Notes that have a denomination larger than $1,000 or integral multiple thereof. Convertible Subordinated Notes and portions thereof will be redeemed in the amount of $1,000 or integral multiples of $1,000. Provisions of this Indenture that apply to Convertible Subordinated Notes called for redemption also apply to portions of Convertible Subordinated Notes called for redemption. The Trustee shall notify the Company promptly of the Convertible Subordinated Notes or portions of Convertible Subordinated Notes to be called for redemption.

        Section 3.3      Notice of Redemption. At least 20 days but not more
                         --------------------
than 60 days before a redemption date, the Company shall mail a notice of redemption to each holder whose Convertible Subordinated Notes are to be redeemed.

        The notice shall identify the Convertible Subordinated Notes to be redeemed and shall state:

                (1)      the redemption date;

                (2)      the redemption price;

                (3) if any Convertible Subordinated Note is being redeemed in part, the portion of the principal amount of such Convertible Subordinated Note to be redeemed and that, after the redemption date, upon surrender of such Convertible Subordinated Note, a new Convertible Subordinated Note or Convertible Subordinated Notes in principal amount equal to the unredeemed portion will be issued;

                (4) that Convertible Subordinated Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

                (5) that interest on Convertible Subordinated Notes called for redemption and for which funds have been set apart for payment, ceases to accrue on and after the redemption date (unless the Company defaults in the payment of the redemption price);

                (6) the Paragraph of the Convertible Subordinated Notes pursuant to which the Convertible Subordinated Notes are being redeemed;

                (7) the aggregate principal amount of Convertible Subordinated Notes (if less than all) that are being redeemed;

                                      14.

                (8) the CUSIP number of the Convertible Subordinated Notes (provided that the disclaimer permitted by Section 2.13 may be made);

                (9)      the name and address of the Paying Agent;

                (10) that Convertible Subordinated Notes called for redemption may be converted at any time prior to the close of business on the last trading day immediately preceding the redemption date and if not converted prior to the close of business on such date, the right of conversion will be lost; and

                (11) that in the case of Convertible Subordinated Notes or portions thereof called for redemption on a date that is also an Interest Payment Date, the interest payment due on such date shall be paid to the person in whose name the Convertible Subordinated Note is registered at the close of business on the relevant Regular Record Date.

        At the Company's request, the Trustee shall give notice of redemption in the Company's name and at its expense.

        Section 3.4      Effect of Notice of Redemption. Once notice of
                         ------------------------------
redemption is mailed, Convertible Subordinated Notes called for redemption become due and payable on the redemption date at the redemption price set forth in the Convertible Subordinated Note.

        Section 3.5      Deposit of Redemption Price. On or before the
                         ---------------------------
redemption date, the Company shall deposit with the Trustee or with the Paying Agent money in immediately available funds sufficient to pay the redemption price of and accrued interest on all Convertible Subordinated Notes to be redeemed on that date. The Trustee or the Paying Agent shall return to the Company any money not required for that purpose.

        On and after the redemption date, unless the Company shall default in the payment of the redemption price, interest will cease to accrue on the principal amount of the Convertible Subordinated Notes or portions thereof called for redemption and for which funds have been set apart for payment. In the case of Convertible Subordinated Notes or portions thereof redeemed on a redemption date which is also an Interest Payment Date, the interest payment due on such date shall be paid to the person in whose name the Convertible Subordinated Note is registered at the close of business on the relevant Regular Record Date.

        Section 3.6      Convertible Subordinated Notes Redeemed in Part. Upon
                         -----------------------------------------------
surrender of a Convertible Subordinated Note that is redeemed in part, the Company shall issue and the Trustee shall authenticate for the holder of a Convertible Subordinated Note at the

                                      15.

expense of the Company a new Convertible Subordinated Note equal in principal amount to the unredeemed portion of the Convertible Subordinated Note surrendered.

        Section 3.7      Conversion Arrangement On Call For Redemption. In
                         ---------------------------------------------
connection with any redemption of Convertible Subordinated Notes, the Company may arrange for the purchase and conversion of any Convertible Subordinated Notes by an arrangement with one or more investment bankers or other purchasers to purchase such Convertible Subordinated Notes by paying to the Trustee in trust for the holders, on or before the date fixed for redemption, an amount not less than the applicable redemption price, together with interest accrued to the date fixed for redemption, of such Convertible Subordinated Notes. Notwithstanding anything to the contrary contained in this Article 3, the obligation of the Company to pay the redemption price of such Convertible Subordinated Notes, together with interest accrued to the date fixed for redemption, shall be deemed to be satisfied and discharged to the extent such amount is so paid by the purchasers. If such an agreement is entered into, a copy of which will be filed with the Trustee prior to the date fixed for redemption, any Convertible Subordinated Notes not duly surrendered for conversion by the holders thereof may, at the option of the Company, be deemed, to the fullest extent permitted by law, acquired by such purchasers from such holders and (notwithstanding anything to the contrary contained in Article 12) surrendered by such purchasers for conversion, all as of immediately prior to the close of business on the date fixed for redemption (and the right to convert any such Convertible Subordinated Notes shall be deemed to have been extended through such time), subject to payment of the above amount as aforesaid. At the direction of the Company, the Trustee shall hold and dispose of any such amount paid to it in the same manner as it would monies deposited with it by the Company for the redemption of Convertible Subordinated Notes. Without the Trustee's prior written consent, no arrangement between the Company and such purchasers for the purchase and conversion of any Convertible Subordinated Notes shall increase or otherwise affect any of the powers, duties, responsibilities or obligations of the Trustee as set forth in this Indenture, and the Company agrees to indemnify the Trustee from, and hold it harmless against, any loss, liability or expense arising out of or in conversion of any Convertible Subordinated Notes between the Company and such purchasers to which the Trustee has not consented in writing, including the costs and expenses incurred by the Trustee in the defense of any claim or liability arising out of or in connection with the exercise or performance of any of its powers, duties, responsibilities or obligations under this Indenture.


                                  ARTICLE IV

                                   COVENANTS

        Section 4.1      Payment of Convertible Subordinated Notes. The Company
                         -----------------------------------------
shall pay the principal of and premium, if any, and interest on the Convertible Subordinated Notes on the dates and in the manner provided in the Convertible Subordinated Notes. All payments so due shall be considered paid on the date due if the Trustee or Paying Agent

                                      16.

(other than the Company or a subsidiary of the Company) holds as of 10:00 a.m. New York City time on that date immediately available funds designated for and sufficient to pay all such payments. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, presentations, surrenders, notices and demands with respect to the Convertible Subordinated Notes may be made or served at the Corporate Trust Office of the Trustee.

        The Company may also from time to time designate one or more other offices or agencies where the Convertible Subordinated Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designation.

        Section 4.2      Commission Reports. The Company shall comply with
                         ------------------
Section 314(a) of the TIA.

        Section 4.3      Compliance Certificate. The Company shall deliver to
                         ----------------------
the Trustee within 120 days after the end of each fiscal year of the Company, an Officers' Certificate stating that a review of the activities of the Company and its subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company has fully performed its obligations under this Indenture and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge, the Company is not in default in the performance or observance of any of the terms and conditions hereof (or, if any Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge) and, that to the best of his or her knowledge, no event has occurred and remains in existence by reason of which payments on account of the principal of or interest on the Convertible Subordinated Notes are prohibited.

        The Company shall, so long as any of the Convertible Subordinated Notes are outstanding, deliver to the Trustee, forthwith upon becoming aware of any Default or Event of Default, an Officers' Certificate specifying such Default or Event of Default.

        Section 4.4      Maintenance of Office or Agency. The Company shall
                         -------------------------------
maintain or cause to be maintained the office or agency required under Section
2.3. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or to furnish the Trustee with the address thereof, all presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in this Indenture.

        The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency pursuant to Section
2.3 The Company will give prompt written

                                      17.

notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

        Section 4.5      Continued Existence. Subject to Article 5, the Company
                         -------------------
shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence.

        Section 4.6      Repurchase Upon a Change of Control. In the event of a
                         -----------------------------------
Change of Control, the Company shall make an offer to purchase (the "Change of Control Offer") the Notes then outstanding at a purchase price equal to one hundred percent (100%) of the principal amount (excluding any premium) thereof plus accrued and unpaid interest up to but not including the Change of Control Purchase Date (as defined below) on the terms set forth in this Section. The date on which the Company shall purchase the Securities pursuant to this Section (the "Change of Control Purchase Date") shall be no earlier than 30 days, nor later than 60 days, after the notice referred to below is mailed, unless a longer period shall be required by law. The Company shall notify the Trustee in writing promptly after the occurrence of any Change of Control of the Company's obligation to offer to purchase all of the Securities.

                Notice of a Change of Control Offer shall be mailed by the Company to the holders of the Notes at their last registered address (with a copy to the Trustee) within twenty (20) business days after a Change of Control has occurred. The Change of Control Offer shall remain open from the time of mailing until a date not more than five (5) Business Days before the Change of Control Purchase Date. The notice shall contain all instructions and materials necessary to enable such holders to tender Convertible Subordinated Notes (in whole or in part) pursuant to the Change of Control Offer. The notice, which shall govern the terms of the Change of Control Offer, shall state:

                a. that the Change of Control Offer is being made pursuant to this Section;

                b.       the purchase price and the Change of Control Purchase
        Date;

                c. that any Convertible Subordinated Note not surrendered or accepted for payment will continue to accrue interest;

                d. that any Convertible Subordinated Note accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Purchase Date;

                e. that any holder electing to have a Convertible Subordinated Note purchased (in whole or in part) pursuant to a Change of Control Offer will be required to surrender the Convertible Subordinated Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Convertible

                                      18.

        Subordinated Note completed, to the Paying Agent at the address specified in the notice (or otherwise make effective delivery of the Convertible Subordinated Note pursuant to book-entry procedures and the related rules of the applicable depositories) at least five (5) Business Days before the Change of Control Purchase Date; and

                f. that any holder will be entitled to withdraw his or her election if the Paying Agent receives, not later than three (3) Business Days prior to the Change of Control Purchase Date, a telegram, telex, facsimile transmission or letter setting forth the name of the holder, the principal amount of the Convertible Subordinated Note the holder delivered for purchase and a statement that such holder is withdrawing his or her election to have the Convertible Subordinated Note purchased.

                On the Change of Control Purchase Date, the Company shall (i) accept for payment Convertible Subordinated Notes or portions thereof surrendered and properly tendered, and not withdrawn, pursuant to the Change of Control Offer, (ii) deposit with the Paying Agent, no later than 11:00 a.m. eastern standard time, money, in immediately available funds, sufficient to pay the purchase price of all Convertible Subordinated Notes or portions thereof so accepted and (iii) deliver to the Trustee, no later than 11:00 a.m. eastern standard time, Convertible Subordinated Notes so accepted together with an Officers' Certificate stating that such Convertible Subordinated Notes have been accepted for payment by the Company. The Paying Agent shall promptly, and in any event within one (1) Business Day following the deposit and delivery specified in clauses (ii) and (iii) of the immediately preceding sentence, mail or deliver to holders of Convertible Subordinated Notes so accepted payment in an amount equal to the purchase price. Holders whose Convertible Subordinated Notes are purchased only in part will be issued new Convertible Subordinated Notes equal in principal amount to the unpurchased portion of the Convertible Subordinated Notes surrendered.

                The Company shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Convertible Subordinated Notes pursuant to this Section. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section by virtue thereof.

        Section 4.7      Appointments to Fill Vacancies in Trustee's Office. The
                         --------------------------------------------------
Company, whenever necessary to avoid or fill a vacancy in the office of Trustee, will appoint, in the manner provided in Section 7.8, a Trustee, so that there shall at all times be a Trustee hereunder.

        Section 4.8      Stay, Extension and Usury Laws. The Company covenants
                         ------------------------------
(to the extent that it may lawfully do so) that it shall not at any time insist upon, plead or in any

                                      19.

manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter enforced, that may affect the Company's obligation to pay the Convertible Subordinated Notes; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law insofar as such law applies to the Convertible Subordinated Notes, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law has been enacted.


                                   ARTICLE V

                                  SUCCESSORS

        Section 5.1      When the Company May Merge, Etc. The Company will not,
                         -------------------------------
in a single transaction or series of related transactions, consolidate or merge with or into, or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets to, any person as an entirety or substantially as an entirety unless:

                (a) either (i) the Company shall be the surviving or continuing corporation or (ii) the person (if other than the Company) formed by or surviving any such consolidation or into which the Company is merged or the person which acquires by sale, assignment, transfer, lease, conveyance or other disposition the properties and assets of the Company substantially as an entirety (1) shall be a corporation organized and validly existing under the laws of the United States or any State thereof or the District of Columbia and (2) shall expressly assume, by supplemental indenture in form reasonably satisfactory to the Trustee, executed and delivered to the Trustee, the due and punctual payment of the principal of, and premium, if any, and interest on all of the Convertible Subordinated Notes and the performance of every covenant of the Convertible Subordinated Notes and this Indenture on the part of the Company to be performed or observed;

                (b) immediately after giving effect to such transaction no Default and no Event of Default shall have occurred and be continuing; and the Company or such person shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel each stating that such consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, comply with this provision of this Indenture and that all conditions precedent in this Indenture relating to such transaction have been satisfied.

        For purposes of this Section 5.1, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all of the properties or assets of one or more subsidiaries of the Company, the capital stock of which constitutes

                                      20.

all or substantially all of the properties and assets of the Company, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

        Section 5.2      Successor Corporation Substituted. Upon any such
                         ---------------------------------
consolidation, merger, sale, assignment or other disposition in accordance with
Section 5.1, the successor person formed by such consolidation or into which the Company is merged or to which such sale, conveyance, lease or transfer or other disposition is made will succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor had been named as the Company therein, and thereafter (except in the case of a sale, assignment, transfer, lease, conveyance or other disposition) the predecessor corporation will be relieved of all further obligations and covenants under this Indenture and the Convertible Subordinated Notes.

        Section 5.3      Purchase Option on Change of Control. This Article 5
                         ------------------------------------
does not affect the obligations of the Company (including without limitation any successor to the Company) under Section 4.6.


                                  ARTICLE VI

                             DEFAULTS AND REMEDIES

        Section 6.1      Events of Default. An "Event of Default" with respect
                         -----------------
to any Convertible Subordinated Notes occurs if:

                (a) the Company defaults in the payment (whether or not such payment is prohibited by the subordination provisions of Article 11 of this Indenture) of principal of, or premium, if any, on the Convertible Subordinated Notes when due at maturity, upon repurchase, upon acceleration or otherwise, including, without limitation, failure of the Company to repurchase the Convertible Subordinated Notes on the date required pursuant to Section 4.6 or of the Company to make any optional redemption payment when required pursuant to Article 3; or

                (b) the Company defaults in the payment (whether or not such payment is prohibited by the subordination provisions of Article 11 of this Indenture) of any installment of interest on the Convertible Subordinated Notes when due (including any interest payable in connection with a repurchase pursuant to Section 4.6 or in connection with any optional redemption payment pursuant to Article 3) and continuance of such default for more than 30 days; or

                (c) the Company defaults (other than a default set forth in clauses (a) and (b) above) in the performance of, or breach of, any other covenant or warranty of the Company set forth in this Indenture or the Convertible Subordinated Notes and fails to remedy such default or breach within a period of 90 days after the receipt of

                                      21.

     written notice from the Trustee or the holders of at least 25% in aggregate principal amount of the then outstanding Convertible Subordinated Notes; or

          (d) the Company fails to provide notice of any Change of Control in accordance with Section 4.6; or

          (e) the Company or any Material Subsidiary, pursuant to or within the meaning of any Bankruptcy Law:

               (i)    commences a voluntary case;

               (ii) consents to the entry of an order for relief against it in an involuntary case;

               (iii) consents to the appointment of a Custodian of it or for all or substantially all of its property; or

               (iv) makes a general assignment for the benefit of its creditors; or

          (f) a court of competent jurisdiction enters a judgment, order or decree under any Bankruptcy Law that:

               (i) is for relief against the Company or any Material Subsidiary in an involuntary case,

               (ii) appoints a Custodian of the Company or any Material Subsidiary, and the order or decree remains unstayed and in effect for 90 days.

               (iii) orders the liquidation of the Company or any Material Subsidiary, and the order or decree remains unstayed and in effect for 90 days.

     The term "Bankruptcy Law" means title 11, U.S. Code or any similar Federal or state law for the relief of debtors. The term "Custodian" means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

     In the case of any Event of Default pursuant to the provisions of this
Section 6.1 occurring by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding payment of the premium which the Company would have had to pay if the Company then had elected to redeem the Convertible Subordinated Notes pursuant to Paragraph 5 of the Convertible Subordinated Notes of this Indenture, an equivalent premium shall also become and be immediately due and payable

                                      22.

to the extent permitted by law, anything in this Indenture or in the Convertible Subordinated Notes contained to the contrary notwithstanding.

     If an Event of Default occurs prior to any date on which the Company is prohibited from redeeming the Convertible Subordinated Notes pursuant to the optional redemption provisions of Article 3 of this Indenture by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding the prohibition on redemption of the Convertible Subordinated Notes prior to such date, then the premium specified in this Indenture shall also become immediately due and payable to the extent permitted by law upon the acceleration of the Convertible Subordinated Notes.

     Section 6.2   Acceleration. If an Event of Default (other than an Event of
                   ------------
Default specified in clauses (e) and (f) of Section 6.1) occurs and is continuing, then and in every such case the Trustee, by written notice to the Company, or the holders of at least 25% in aggregate principal amount of the then outstanding Convertible Subordinated Notes, by written notice to the Company and the Trustee, may declare the unpaid principal of and accrued interest on all the Convertible Subordinated Notes to be due and payable. Upon such declaration such principal amount, premium, if any, and accrued and unpaid interest shall become immediately due and payable, notwithstanding anything contained in this Indenture or the Convertible Subordinated Notes to the contrary but subject to the provisions of Article 11 hereof. If any Event of Default with respect to the Company specified in clauses (g) or (h) of Section
6.1 occurs, all unpaid principal of and premium, if any, and accrued and unpaid interest on the Convertible Subordinated Notes then outstanding shall become automatically due and payable subject to the provisions of Article 11 hereof, without any declaration or other act on the part of the Trustee or any holder of Convertible Subordinated Notes.

     The holders of a majority in aggregate principal amount of the then outstanding Convertible Subordinated Notes by notice to the Trustee may rescind an acceleration of the Convertible Subordinated Notes and its consequences if all existing Events of Default (other than nonpayment of principal of or premium, if any, and interest on the Convertible Subordinated Notes which has become due solely by virtue of such acceleration) have been cured or waived and if the rescission would not conflict with any judgment or decree of any court of competent jurisdiction. No such rescission shall affect any subsequent Default or Event of Default or impair any right consequent thereto.

     Section 6.3   Other Remedies. If an Event of Default occurs and is
                   --------------
continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal of or interest on the Convertible Subordinated Notes or to enforce the performance of any provision of the Convertible Subordinated Notes or this Indenture. The Trustee may maintain a proceeding even if it does not possess any of the Convertible Subordinated Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any holder of a Convertible Subordinated Note in exercising any right or remedy occurring upon an Event of Default shall not impair the right or remedy or

                                      23.

constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

     Section 6.4   Waiver of Past Defaults. The holders of a majority in
                   -----------------------
aggregate principal amount of the Convertible Subordinated Notes then outstanding may, on behalf of the holders of all the Convertible Subordinated Notes waive an existing Default or Event of Default and its consequences, except a Default or Event of Default in the payment of the principal of or interest on the Convertible Subordinated Notes (other than the non payment of principal of and premium, if any, and interest on the Convertible Subordinated Notes which has become due solely by virtue of an acceleration which has been duly rescinded as provided above), or in respect of a covenant or provision of this Indenture which cannot be modified or amended without the consent of all holders of Convertible Subordinated Notes. When a Default is waived, it is cured and stops continuing. No waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

     Section 6.5   Control by Majority. The holders of a majority in aggregate
                   -------------------
principal amount of the then outstanding Convertible Subordinated Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture that the Trustee determines may be unduly prejudicial to the rights of other holders of Convertible Subordinated Notes or that may involve the Trustee in personal liability; provided, that the Trustee shall have no duty or obligation (subject to Section 7.1) to ascertain whether or not such actions of forbearances are unduly prejudicial to such holders; provided, further, that the Trustee may take any other action the Trustee deems proper that is not inconsistent with such directions.

     Section 6.6   Limitation on Suits. A holder of a Convertible Subordinated
                   -------------------
Note may not pursue any remedy with respect to this Indenture or the Convertible Subordinated Notes unless:

          (1) the holder gives to the Trustee notice of a continuing Event of Default;

          (2) the holders of at least 25% in aggregate principal amount of the then outstanding Convertible Subordinated Notes make a request to the Trustee to pursue the remedy;

          (3) such holder or holders offer and, if requested, provide to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

          (4) the Trustee does not comply with the request within 60 days after receipt of the request and the offer and, if requested, the provision of indemnity; and

                                      24.

          (5) during such 60 day period the holders of a majority in principal amount of the then outstanding Convertible Subordinated Notes do not give the Trustee a direction inconsistent with the request.

     A holder of a Convertible Subordinated Note may not use this Indenture to prejudice the rights of another holder or to obtain a preference or priority over another holder.

     Section 6.7   Rights of Holders to Receive Payment. Subject to the
                   ------------------------------------
provisions of Article 11 hereof, notwithstanding any other provision of this Indenture, the right of any holder of a Convertible Subordinated Note to receive payment of principal, premium, if any, and interest on the Convertible Subordinated Note, on or after the respective due dates expressed in the Convertible Subordinated Note, or to bring suit for the enforcement of any such payment on or after such respective dates, or to bring suit for the enforcement of the right to convert the Convertible Subordinated Note shall not be impaired or affected without the consent of the holder of a Convertible Subordinated Note.

     Section 6.8   Collection Suit by Trustee. If an Event of Default specified
                   --------------------------
in Section 6.1(a) or (b) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal and interest remaining unpaid on the Convertible Subordinated Notes and interest on overdue principal and interest and such further amount as shall be sufficient to cover the costs and, to the extent lawful, expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

     Section 6.9   Trustee May File Proofs of Claim. The Trustee may file such
                   --------------------------------
proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the holders of Convertible Subordinated Notes allowed in any judicial proceedings relative to the Company, its creditors or its property. Nothing contained herein shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any holder of a Convertible Subordinated Note any plan of reorganization, arrangement, adjustment or composition affecting the Convertible Subordinated Notes or the rights of any holder thereof, or to authorize the Trustee to vote in respect of the claim of any holder in any such proceeding.

     Section 6.10  Priorities. If the Trustee collects any money pursuant to
                   ----------
this Article, it shall pay out the money in the following order:

          First: to the Trustee for amounts due under Section 7.7, including payment of all compensation, expenses and liabilities incurred, and all advances made, by the Trustee, and the costs and expenses of collection;

          Second: to holders of Senior Debt to the extent required by Article
     11;

                                      25.

          Third: to holders of Convertible Subordinated Notes for amounts due and unpaid on the Convertible Subordinated Notes for principal, premium, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Convertible Subordinated Notes for principal, premium, if any, and interest, respectively; and

          Fourth: to the Company.

     Except as otherwise provided in Section 2.12, the Trustee may fix a record date and payment date for any payment to holders of Convertible Subordinated Notes.

     Section 6.11  Undertaking for Costs. In any suit for the enforcement of any
                   ---------------------
right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit, other than the Trustee, of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a holder pursuant to Section 6.7 or a suit by holders of more than 10% in principal amount of the then outstanding Convertible Subordinated Notes.


                                  ARTICLE VII

                                  THE TRUSTEE

     The Trustee hereby accepts the trust imposed upon it by this Indenture and covenants and agrees to perform the same, as herein expressed. Whether or not herein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Article 7.

     Section 7.1   Duties of the Trustee.
                   ---------------------

          (a) If an Event of Default known to the Trustee has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

          (b) Except during the continuance of an Event of Default known to the Trustee:

                                      26.

          (1) The duties of the Trustee shall be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

          (2) In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any statements, certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the form required by this Indenture.

     (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

          (1) This paragraph does not limit the effect of paragraph (b) of this Section;

          (2) The Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

          (3) The Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.5.

     (d) whether or not therein expressly so provided, every provision of this Indenture that is in any way related to the Trustee is subject to paragraphs
(a), (b) and (c) of this Section 7.1.

     (e) No provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any liability in the performance of any of its duties or the exercise of any of its rights and powers hereunder.

     (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

Section 7.2    Rights of the Trustee.
               ---------------------

                                      27.

          (a) The Trustee may rely on and shall be protected in acting or refraining from acting upon any resolution, Officers' Certificate, or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, security or other document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter contained therein.

          (b) Any request, direction, order or demand of the Company mentioned herein shall be sufficiently evidenced by an Officers' Certificate (unless other evidence in respect thereof is herein specifically prescribed). In addition, before the Trustee acts or refrains from acting, it may require an Officers' Certificate, an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel. The Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

          (c) The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through its attorneys and agents and other persons not regularly in its employ and shall not be responsible for the misconduct or negligence of any attorney or agent appointed with due care.

          (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its discretion, rights or powers.

          (e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company shall be sufficient if signed by Officers of the Company.

          (f) The Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder.

          (g) The Trustee shall be under no obligation to exercise any of the trusts or powers vested in it by this Indenture at the request, order or discretion of any of the holders of Convertible Subordinated Notes pursuant to the provisions of this Indenture, unless such holders have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred therein or thereby.

          (h) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, security or other document unless requested

                                      28.

     in writing to do so by the holders of not less than a majority in aggregate principal amount of the Convertible Subordinated Notes then outstanding, provided that if the Trustee determines in its sole and absolute discretion to make any such investigation, then it shall be entitled, upon reasonable prior notice and during normal business hours, to examine the books and records and the premises of the Company, personally or by agent or attorney, and the reasonable expenses of every such examination shall be paid by the Company or, if paid by the Trustee or any predecessor Trustee, shall be reimbursed by the Company upon demand.

          (i) The permissive rights of the Trustee to do things enumerated in this Indenture shall not be construed as a duty and the Trustee shall not be answerable for other than its negligence or willful misconduct.

          (j)  Except for (i) a default under Sections 5.1(a) or (b) hereof, or
     (ii) any other event of which the Trustee has "actual knowledge" and which event, with the giving of notice or the passage of time or both, would constitute an Event of Default under this Indenture, the Trustee shall not be deemed to have notice of an default or event unless specifically notified in writing of such event by the Company or the holders of not less than 25% in aggregate principal amount of the Convertible Subordinated Notes then outstanding; as used herein, the term "actual knowledge" means the actual fact or statement of knowing, without any duty to make any investigation with regard thereto.

          (k) The Trustee shall not be responsible for the computation of any adjustment to the Conversion Price or for any determination as to whether an adjustment is required.

     Section 7.3   Individual Rights of the Trustee. Subject to Sections 7.10
                   --------------------------------
and 7.11, the Trustee in its individual or any other capacity may become the owner or pledgee of Convertible Subordinated Notes with the same rights it would have if it were not the Trustee and may otherwise deal with the Company or an Affiliate and receive, collect, hold and retain collections from the Company with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights.

     Section 7.4   Trustee's Disclaimer. The Trustee shall not be responsible
                   --------------------
for and makes no representation as to the validity or adequacy of this Indenture or the Convertible Subordinated Notes. It shall not be accountable for the Company's use of the proceeds from the Convertible Subordinated Notes or any money paid to the Company or upon the Company's direction under any provision of this Indenture. It shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Convertible Subordinated Notes or any other document in connection with the sale of the Convertible Subordinated Notes or pursuant to this Indenture other than its certificate of authentication.

                                      29.

        Section 7.5   Notice of Defaults. If a Default or Event of Default
                      ------------------
occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to each holder of a Convertible Subordinated Note a notice of the Default or Event of Default within 60 days after it occurs. A Default or an Event of Default shall not be considered known to the Trustee unless it is a Default or Event of Default in the payment of principal or interest when due under Section 6.1(a) or (b) or the Trustee shall have received notice thereof, in accordance with this Indenture, from the Company or from the holders of a majority in principal amount of the outstanding Convertible Subordinated Notes. Except in the case of a Default or Event of Default in payment of principal of, premium, if any, or interest on any Convertible Subordinated Note, the Trustee may withhold the notice if and so long as a committee of its Trust Officers in good faith determines that withholding the notice is in the interest of the holders of the Convertible Subordinated Notes.

        Section 7.6   Reports by the Trustee to Holders. Within 60 days after
                      ---------------------------------
the reporting date stated in Section 10.10, the Trustee shall mail to holders of Convertible Subordinated Notes a brief report not the dated as of such reporting date that complies with TIA Section 313(a) described in TIA Section 313(a) has occurred within twelve months preceding the reporting date, no report need be transmitted). The Trustee also shall comply (but if no event with TIA Section 313 (b) (2). The Trustee shall also transmit by required by TIA Section 313(c).

        A copy of each report at the time of its mailing to holders of Convertible Subordinated Notes shall be filed, at the expense of the Company, by the Trustee with the Commission and each stock exchange or securities market, if any, on which the Convertible Subordinated Notes are listed. The Company shall timely notify the Trustee when the Convertible Subordinated Notes are listed or quoted on any stock exchange or securities market.

        Section 7.7   Compensation and Indemnity. The Company shall pay to the
                      --------------------------
Trustee from time to time and the Trustee shall be entitled to reasonable compensation for its acceptance of this Indenture and its services hereunder. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by or on behalf of it in addition to the compensation for its services. Such expenses may include the reasonable compensation, disbursements and expenses of the Trustee's agents, counsel and other persons not regularly in its employ.

        The Company shall indemnify the Trustee against any loss, liability or expense incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture and the trusts hereunder, including the costs and expenses of defending itself against or investigating any claim of liability in the premises, except as set forth in the next paragraph. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not

                                      30.

relieve the Company of its obligations hereunder. The Company shall defend the claim with counsel designated by the Company, who may be outside counsel to the Company but shall in all events be reasonably satisfactory to the Trustee, and the Trustee shall cooperate in the defense. In addition, the Trustee may retain one separate counsel and, if deemed advisable by such counsel, local counsel, and the Company shall pay the reasonable fees and expenses of such separate counsel and local counsel. The indemnification herein extends to any settlement, provided that the Company will not be liable for any settlement made without its consent, provided, further, that such consent will not be unreasonably withheld.

        The Company need not reimburse any expense or indemnify against any loss or liability incurred by the Trustee through its own negligence or willful misconduct.

        To secure the Company's payment obligations in this Section 7.7, the Trustee shall have a Lien prior to the Convertible Subordinated Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on Convertible Subordinated Notes. Such Liens and the Company's obligations under this Section 7.7 shall survive the satisfaction and discharge of this Indenture.

        When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.1 (g) or (h) occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

        Section 7.8   Replacement of the Trustee. A resignation or removal of
                      --------------------------
the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this
Section 7.8.

        The Trustee may resign at any time and be discharged from the trust hereby created by so notifying the Company. The holders of a majority in principal amount of the then outstanding Convertible Subordinated Notes may remove the Trustee by so notifying the Trustee and the Company in writing and may appoint a successor Trustee. The Company may remove the Trustee if:

               (1)    the Trustee fails to comply with Section 7.10;

               (2) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

               (3) a Custodian or public officer takes charge of the Trustee or its property; or

               (4)    the Trustee becomes incapable of acting.

                                      31.

        If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the holders of a majority in principal amount of the then outstanding Convertible Subordinated Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

        If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the holders of at least 10% in principal amount of the then outstanding Convertible Subordinated Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

        If the Trustee after written request by any holder of a Convertible Subordinated Note who has been a holder for at least six months fails to comply with Section 7.10, such holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

        A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to holders of Convertible Subordinated Notes. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, provided that all sums owing to the retiring Trustee hereunder have been paid and subject to the lien provided for in Section 7.7. Notwithstanding the replacement of the Trustee pursuant to this Section 7.8, the Company's obligations under Section 7.7 shall continue for the benefit of the retiring Trustee.

        Upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts referred to in the preceding paragraph.

        Section 7.9   Successor Trustee by Merger, Etc. If the Trustee
                      ---------------------------------
consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation or national banking association, the resulting, surviving or transferee corporation or national banking association without any further act shall be the successor Trustee with the same effect as if the successor Trustee had been named as the Trustee herein.

        Section 7.10  Eligibility, Disqualification. This Indenture shall always
                      -----------------------------
have a Trustee who satisfies the requirements of TIA Section 310(a)(1). The Trustee shall always have a combined capital and surplus as stated in Section
10.10. The Trustee is subject to TIA Section 310 (b) regarding the disqualification of a trustee upon acquiring a conflicting interest.

                                      32.

        Section 7.11  Preferential Collection of Claims Against Company. The
                      -------------------------------------------------
Trustee shall comply with TIA Section 311(a), excluding any creditor relationship set forth in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.


                                 ARTICLE VIII

                    SATISFACTION AND DISCHARGE OF INDENTURE

        Section 8.1   Discharge of Indenture. When (a) the Company delivers to
                      ----------------------
the Trustee for cancellation all Convertible Subordinated Notes theretofore authenticated (other than any other Convertible Subordinated Notes which have been destroyed, lost or stolen and in lieu of or in substitution for which other Convertible Subordinated Notes have been authenticated and delivered) and not theretofore canceled, or (b) all the Convertible Subordinated Notes not theretofore canceled or delivered to the Trustee for cancellation have become due and payable, or are by their terms to become due and payable within one year or are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption, and the Company deposits with the Trustee, in trust, cash and/or U.S. Government Obligations sufficient to pay at maturity or upon redemption of all of the Convertible Subordinated Notes (other than any Convertible Subordinated Notes which have been mutilated, destroyed, lost or stolen and in lieu of or in substitution for which other Convertible Subordinated Notes have been authenticated and delivered) not theretofore canceled or delivered to the Trustee for cancellation, including principal and premium, if any, and interest due or to become due to such date of maturity or redemption date, as the case may be, and if in either case the Company also pays, or causes to be paid, all other sums payable hereunder by the Company, than this Indenture shall cease to be of further effect (except as to (i) rights of registration of transfer, substitution, replacement and exchange and conversion of Convertible Subordinated Notes, (ii) rights hereunder of holders of Convertible Subordinated Notes to receive payments of principal of and premium, if any, and interest on, the Convertible Subordinated Notes (iii) the obligations under Sections 2.3 and
8.5 hereof and (iv) the rights, obligations and immunities of the Trustee hereunder), and the Trustee, on demand of the Company accompanied by an Officers' Certificate and an Opinion of Counsel as required by Section 10.4 and at the Company's cost and expense, shall execute proper instruments acknowledging satisfaction of and discharging this Indenture; the Company, however, hereby agrees to reimburse the Trustee for any costs or expenses thereafter reasonably and properly incurred by the Trustee and to compensate the Trustee for any services thereafter reasonably and properly rendered by the Trustee in connection with this Indenture or the Convertible Subordinated Notes.

        Section 8.2   Deposited Monies to be Held in Trust by Trustee. Subject
                      -----------------------------------------------
to Section 8.4, all monies deposited with the Trustee pursuant to Section 8.1 shall be held in trust and applied by it to the payment, notwithstanding the provisions of Article 11, either

                                      33.

directly or through the Paying Agent, to the holders of the particular Convertible Subordinated Notes for the payment or redemption of which such monies have been deposited with the Trustee, of all sums due and to become due thereon for principal and interest and premium, if any.

        Section 8.3   Paying Agent to Repay Monies Held. Upon the satisfaction
                      ---------------------------------
and discharge of this Indenture, all monies then held by any Paying Agent (other than the Trustee) shall, upon the Company's demand, be repaid to it or paid to the Trustee, and thereupon such Paying Agent shall be released from all further liability with respect to such monies.

        Section 8.4   Return of Unclaimed Monies. Subject to the requirements of
                      --------------------------
applicable law, any monies deposited with or paid to the Trustee for payment of the principal of premium, if any, or interest on Convertible Subordinated Notes and not applied but remaining unclaimed by the holders thereof for two years after the date upon which the principal of, premium, if any, or interest on such Convertible Subordinated Notes as the case may be, have become due and payable, shall be repaid to the Company by the Trustee on demand and all liability of the Trustee shall thereupon cease with respect to such monies; and the holder of any of the Convertible Subordinated Notes shall thereafter look only to the Company for any payment which such holder may be entitled to collect unless an applicable abandoned property law designates another person.

        Section 8.5   Reinstatement. If the Trustee or the Paying Agent is
                      -------------
unable to apply any money in accordance with Section 8.2 by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's obligations under this Indenture and the Convertible Subordinated Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.1 until such time as the Trustee or the Paying Agent is permitted to apply all such money in accordance with Section 8.2; provided, however, that if the Company makes any payment of interest on or principal of any Convertible Subordinated Note following the reinstatement of its obligations, the Company shall be subrogated to the rights of the holders thereof to receive such payment from the money held by the Trustee or Paying Agent.

                                  ARTICLE IX

                                  AMENDMENTS

        Section 9.1   Without the Consent of Holders. The Company and the
                      ------------------------------
Trustee may amend this Indenture or the Convertible Subordinated Notes without notice to or the consent of any holder of a Convertible Subordinated Note for the purposes of:

               (a) curing any ambiguity or correcting or supplementing any defective or inconsistent provision contained in this Indenture, or making any other changes in

                                      34.

        the provisions of this Indenture which the Company and the Trustee may deem necessary or desirable and which will not adversely affect the legal rights under the Indenture of the holders of Convertible Subordinated Notes.

               (b) providing for uncertificated Convertible Subordinated Notes in addition to or in place of certificated Convertible Subordinated Notes;

               (c) evidencing the succession of another person to the Company and the assumption by such successor of the covenants and obligations of the Company thereunder and in the Convertible Subordinated Notes as permitted by Section 5.1;

               (d) providing for conversion rights of holders of Convertible Subordinated Notes in the event of consolidation, merger or sale of all or substantially all of the assets of the Company and to otherwise comply with Section 5.1;

               (e)    reducing the Conversion Price;

               (f) making any changes or adding to the covenants of the Company for the benefit of the holders of Convertible Subordinated Notes;

               (g) complying with the requirements of the Commission in order to effect or maintain the qualification of the Indenture under the TIA; or

               (h) evidencing and providing for the acceptance of appointment here-under by a successor Trustee with respect to the Convertible Subordinated Notes.

        Section 9.2   With the Consent of Holders. Subject to Section 6.7, the
                      ---------------------------
Company and the Trustee may amend this Indenture or the Convertible Subordinated Notes with the written consent of the holders of the holders of 66 2/3% in aggregate principal amount of the then outstanding Convertible Subordinated Notes (including consents obtained in connection with a tender offer or exchange offer for Convertible Subordinated Notes).

        Subject to Sections 6.4 and 6.7, the holders of 66 2/3% in aggregate principal amount of the Convertible Subordinated Notes then outstanding may also waive compliance in a particular instance by the Company with any provision of this Indenture or the Convertible Subordinated Notes.

        However, without the consent of each holder of a Convertible Subordinated Note affected, an amendment or waiver under this Section may not:

               (a) reduce the principal amount of Convertible Subordinated Notes whose holders must consent to an amendment, supplement or waiver;

                                      35.

               (b) reduce the principal of or premium on or change the fixed maturity of any Convertible Subordinated Note or except as permitted pursuant to Section 9.1, alter the redemption provisions with respect thereto;

               (c) reduce the rate of, or extend the time for payment of, interest, including defaulted interest, on any Convertible Subordinated Note;

               (d) waive a Default or Event of Default in the payment of principal of or premium, if any, or interest on the Convertible Subordinated Notes (except a rescission of acceleration of the Convertible Subordinated Notes by the holders of at least a majority in aggregate principal amount of the Convertible Subordinated Notes then outstanding and a waiver of the payment default that resulted from such acceleration);

               (e) make the principal of, or premium, if any, or interest on, any Convertible Subordinated Note payable in money other than as provided for herein and in the Convertible Subordinated Notes;

               (f) waive a redemption payment with respect to any Convertible Subordinated

               (g) except as permitted herein, increase the Conversion Price or except as permitted pursuant to Section 9.1, modify the provisions contained herein relating to conversion of the Convertible Subordinated Notes in a manner adverse to the holders thereof; or

               (h) make any change in provisions relating to waivers of defaults, or the rights of holders of Convertible Subordinated Notes to receive payments of principal of, premium, if any, or interest on the Convertible Subordinated Notes or the abilities of holders of Convertible Subordinated Notes to enforce their rights hereunder or the provisions of clauses (a) through (h) of this Section 9.2.

        To secure a consent of the holders of Convertible Subordinated Notes under this Section, it shall not be necessary for such holders to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

        After an amendment or waiver under this Section becomes effective, the Company shall mail to holders of Convertible Subordinated Notes a notice briefly describing the amendment or waiver.

        In order to amend any provisions of Article 11, holders of at least 75 principal amount of Convertible Subordinated Notes then outstanding must consent to such

                                      36.

amendment if such amendment would adversely the rights of holders of Convertible Subordinated Notes.

        Section 9.3   Compliance With The Trust Indenture Act. Every amendment
                      ---------------------------------------
to this Indenture or the Convertible Subordinated Notes shall be set forth in a supplemental indenture that complies with the TIA as then in effect.

        Section 9.4   Revocation and Effect of Consents. Until an amendment or
                      ---------------------------------
waiver becomes effective, a consent to it by a holder of a Convertible Subordinated Note is a continuing consent by the holder and every subsequent holder of a Convertible Subordinated Note or portion of a Convertible Subordinated Note that evidences the same debt as the consenting holder's Convertible Subordinated Note, even if notation of the consent is not made on any Convertible Subordinated Note. However, any such holder or subsequent holder may revoke the consent as to his or her Convertible Subordinated Note or portion of a Convertible Subordinated Note if the Trustee receives the notice of revocation before the date on which the Trustee receives an Officers' Certificate certifying that the holders of the requisite principal amount of Convertible Subordinated Notes have consented to the amendment or waiver.

        The Company may, but shall not be obligated to, fix a record date for the purpose of determining the holders of Convertible Subordinated Notes entitled to consent to any amendment or waiver. If a record date is fixed, then notwithstanding the provisions of the immediately preceding paragraph, those persons who were holders of Convertible Subordinated Notes at such record date (or their duly designated proxies), and only those persons, shall be entitled to consent to such amendment or waiver or to revoke any consent previously given, whether or not such persons continue to be holders after such record date. No consent shall be valid or effective for more than 90 days after such record date unless consents from holders of the principal amount of Convertible Subordinated Notes required here under for such amendment or waiver to be effective shall have also been given and not revoked within such 90 day period.

        After an amendment or waiver becomes effective it shall bind every holder of a Convertible Subordinated Note, unless it is of the type described in clauses (a)-(h) of Section 9.2. In such case, the amendment or waiver shall bind each holder of a Convertible Subordinated Note who has consented to it.

        Section 9.5   Notation On Or Exchange Of Convertible Subordinated Notes.
                      ---------------------------------------------------------
Con-vertible Subordinated Notes authenticated and delivered after the execution of any supplemental indenture pursuant to this Article 9 may, and shall if required by the Trustee, bear a notation in the form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Convertible Subordinated Notes so modified as to conform, in the opinion of the Company and the Trustee, to any such supplemental indenture may be prepared and executed by the Company and

                                      37.

authenticated and delivered by the Trustee in exchange for outstanding Convertible Subordinated Notes.

        Section 9.6   Trustee Protected. The Trustee shall sign any amendment or
                      -----------------
supplemental indenture authorized pursuant to this Article 9 if such amendment or supplemental indenture does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may, but need not, sign it. In signing such amendment or supplemental indenture, the Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Officers' Certificate and an Opinion of Counsel as conclusive evidence that such amendment or supplemental indenture is authorized or permitted by this Indenture, that it is not inconsistent herewith, and that it will be valid and binding upon the Company in accordance with its terms.


                                   ARTICLE X

                              GENERAL PROVISIONS

        Section 10.1  Trust Indenture Act Controls. If any provision of this
                      ----------------------------
Indenture limits, qualifies or conflicts with the duties imposed by TIA Section 318(c), such imposed duties shall control. If any provision of this Indenture expressly modifies or excludes any provision of the TIA that may be so modified or excluded, the latter provision shall be deemed to apply to this Indenture as so modified or to be excluded, as the case may be.

        Section 10.2  Notices. Any notice or communication by the Company or the
                      -------
Trustee to the other is duly given if in writing and delivered in person or mailed by first class mail, with postage prepaid (registered or certified, return receipt requested), facsimile or overnight air couriers guaranteeing next day delivery, to the other's address stated in Section 10.10. The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

        All notices and communications (other than those sent to holders of Convertible Subordinated Notes) shall be deemed to have been duly given at the time delivered by hand, if personally delivered; five business days after being deposited in the mail, postage prepaid, if mailed; when transmission confirmed, if transmitted by facsimile; and the next business day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

        Any notice or communication to a holder of a Convertible Subordinated Note shall be mailed by first class mail, with postage prepaid, to his or her address shown on the register kept by the Registrar. Failure to mail a notice or communication to a holder or any defect in it shall not affect its sufficiency with respect to other holders.

                                      38.

        If a notice or communication is sent in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

        If the Company sends a notice or communication to holders of Convertible Subordinated Notes, it shall send a copy to the Trustee and each Agent at the same time.

        All other notices or communications shall be in writing.

        Section 10.3  Communication by Holders With Other Holders. Holders may
                      -------------------------------------------
communicate pursuant to TIA Section 312(b) respect to their rights under this Indenture or the Convertible Subordinated Notes. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA Section 312(c).

        Section 10.4  Certificate and Opinion as to Conditions Precedent. Upon
                      --------------------------------------------------
any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

               (1) an Officers' Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 10.5) stating that, in the opinion of such person, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been complied with; and

               (2) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 10.5) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been complied with.

        Section 10.5  Statements Required in Certificate or Opinion. Each
                      ---------------------------------------------
certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA Section 314 (a)(4)) shall include:

               (1) a statement that the person making such certificate or opinion has read such covenant or condition;

               (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

               (3) a statement that, in the opinion of such person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                                      39.

               (4) a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with.

        Any Officers' Certificate may be based, insofar as it relates to legal matters, upon an Opinion of Counsel, unless such Officer knows that the opinion with respect to the matters upon which his or her certificate may be based as aforesaid is erroneous. Any Opinion of Counsel may be based, insofar as it relates to factual matters, upon certificates, statements or opinions of, or representations by an officer or officers of the Company, or other persons or firms deemed appropriate by such counsel, unless such counsel knows that the certificates, statements or opinions or representations with respect to the matters upon which his or her certificate, statement or opinion may be based as aforesaid are erroneous.

        Any Officers' Certificate, statement or Opinion of Counsel may be based, insofar as it relates to accounting matters, upon a certificate or opinion of or representation by an accountant (who may be an employee of the Company), or firm of accountants, unless such Officer or counsel, as the case may be, knows that the certificate or opinion or representation with respect to the accounting matters upon which his certificate, statement or opinion may be based as aforesaid is erroneous.

        Section 10.6  Rules by Trustee and Agents. The Trustee may make
                      ---------------------------
reasonable rules for action by or a meeting of holders of Convertible Subordinated Notes. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

        Section 10.7  Legal Holidays. A "Legal Holiday" is a Saturday, a Sunday
                      --------------
or a day on which banking institutions in the City of New York or the City of San Jose, California are not required to be open, and a "business day" is any day that is not a Legal Holiday. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period. If any date specified in this Indenture, including, without limitation, a redemption date under Paragraph 5 of Convertible Subordinated Notes, is a Legal Holiday, then such date shall be the next succeeding business day.

        Section 10.8  No Recourse Against Others. No director, officer, employee
                      --------------------------
or stockholder, as such, of the Company from time to time shall have any liability for any obligations of the Company under the Convertible Subordinated Notes or this Indenture or for any claim based on, in respect of, or by reason of such obligations or their creation. Each holder by accepting a Convertible Subordinated Note waives and releases all such liability. This waiver and release are part of the consideration for the Convertible Subordinated Notes. Each of such directors, officers, employees and stockholders is a third party beneficiary of this Section 10.8.

        Section 10.9  Counterparts. This Indenture may be executed in any number
                      ------------
of counterparts and by the parties hereto in separate counterparts, each of which when so

                                      40.

executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

        Section 10.10  Other Provisions. The Company initially appoints the
                       ----------------
Trustee as Paying Agent, Registrar and authenticating agent.

        The reporting date for Section 7.6 is [    ] 15 of each year. The first
reporting date is the first [    ] 15 following the issuance of Convertible
Subordinated Notes hereunder.

        The Trustee shall always have, or shall be a subsidiary of a bank or bank holding company which has, a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition.

        The Company's address is: Leasing Solutions, Inc., 10 Almaden Boulevard, Suite 1500, San Jose, CA 95113-2238, Attention: Corporate Counsel, Facsimile:
(408) 995-0696, Telephone: (408) 995-6565.

        The Trustee's address is:[    ], Attention: , Facsimile: , Telephone: .

        Section 10.11  Governing Law. The internal laws of the State of New York
                       -------------
shall govern this Indenture and the Convertible Subordinated Notes, without regard to the conflict of laws provisions thereof.

        Section 10.12  No Adverse Interpretation of Other Agreements. This
                       ---------------------------------------------
Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or a subsidiary. Any such other indenture, loan or debt agreement may not be used to interpret this Indenture.

        Section 10.13  Successors. All agreements of the Company in this
                       ----------
Indenture and the Convertible Subordinated Notes shall bind its successor. All agreements of the Trustee in this Indenture shall bind its successor.

        Section 10.14  Severability. In case any provision in this Indenture or
                       ------------
in the Convertible Subordinated Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

        Section 10.15  Table of Contents, Headings, Etc. The Table of Contents,
                       ---------------------------------
Cross Reference Table and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms or provisions hereof.

                                      41.

                                  ARTICLE XI

                                 SUBORDINATION

        Section 11.1   Agreement to Subordinate. The Company agrees, and each
                       ------------------------
holder of Convertible Subordinated Notes by accepting a Convertible Subordinated Note agrees, that the indebtedness evidenced by the Convertible Subordinated
Note is subordinated in right of payment, to the extent and in the manner provided in this Article 11, to the prior payment in full of all Senior Debt (whether outstanding on the date hereof or hereafter created, incurred, assumed or guaranteed), and that the subordination is for the benefit of the holders of Senior Debt.

        Section 11.2   Liquidation; Dissolution; Bankruptcy. Upon any
                       ------------------------------------
distribution to creditors of the Company in a liquidation or dissolution of the Company or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Company or its property, in an assignment for the benefit of creditors or any marshalling of the Company's assets and liabilities:

               (1) holders of Senior Debt shall be entitled to receive payment in full of all Obligations due in respect of such Senior Debt (including interest after the commencement of any such proceeding at the rate specified in the applicable Senior Debt) in cash or U.S. Government Obligations or other payment satisfactory to the holders of the Senior Debt before holders of Convertible Subordinated Notes shall be entitled to receive any payment with respect to the Convertible Subordinated Notes (except that the holders of Convertible Subordinated Notes may receive (i) securities that are subordinated to at least the same extent as the Convertible Subordinated Notes to (a) Senior Debt and (b) any securities issued in exchange for Senior Debt and (ii) payments and other distributions made from any trust created pursuant to Section 8.1 hereof); and

               (2) until all Senior Debt is paid in full in cash or U.S. Government Obligations or other payment satisfactory to the holders of the Senior Debt, any distribution to which holders of Convertible Subordinated Notes would be entitled but for this Article 11 shall be made to holders of Senior Debt (except that holders of Convertible Subordinated Notes may receive securities that are subordinated to at least the same extent as the Convertible Subordinated Notes to (a) Senior Debt and (b) any securities issued in exchange for Senior Debt), as their interests may appear.

        Section 11.3   Default on Senior Debt and/or Designated Senior Debt. The
                       ----------------------------------------------------
Company may not make any payment or distribution to the Trustee or any holder of Convertible Subordinated Notes in respect of Obligations with respect to the Convertible Subordinated Notes and may not acquire from the Trustee or any holder of Convertible Subordinated Notes any Convertible Subordinated Notes (other than, in each case, (i)

                                      42.

securities that are subordinated to at least the same extent as the Convertible Subordinated Notes to (a) Senior Debt and (b) any securities issued in exchange for Senior Debt and (ii) payments and other distributions made from any trust created pursuant to Section 8.1 hereof) until all Senior Debt has been paid in full in cash or U.S. Government Obligations or other payment satisfactory to the holders of Senior Debt if:

               (i) a default in the payment of any principal of, premium, if any, interest, rent or other Obligations in respect of Senior Debt occurs and is continuing beyond any applicable grace period in the agreement, indenture or other document governing such Senior Debt; or

               (ii) a default, other than a payment default, on Designated Senior Debt occurs and is continuing that then permits holders of such Designated Senior Debt to accelerate its maturity and the Trustee receives a notice of the default (a "Payment Blockage Notice") from a person who may give it pursuant to Section 11.11 hereof.

        If the Trustee receives any Payment Blockage Notice pursuant to Section
11.3 (ii) hereof, no subsequent Payment Blockage Notice shall be effective for purposes of such Section unless and until (i) at least 365 days shall have elapsed since the effectiveness of the immediately prior Payment Blockage Notice and (ii) all scheduled payments of principal, premium, if any, and interest on the Convertible Subordinated Notes that have come due have been paid in full in cash. No nonpayment default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the Trustee shall be, or be made, the basis for a subsequent Payment Blockage Notice.

        The Company may and shall resume payments on and distributions in respect of the Convertible Subordinated Notes and may acquire them upon the earlier of:

               (1)     the date upon which the default is cured or waived, or

               (2) in the case of a default referred to in Section 11.3 (ii) hereof, the earlier of the date on which such nonpayment default is cured or waived or 179 days pass after notice is received if the maturity of such Senior Debt has not been accelerated, if this Article otherwise permits the payment, distribution or acquisition at the time of such payment or acquisition.

        Section 11.4   Acceleration of Convertible Subordinated Notes. In the
                       ----------------------------------------------
event of the acceleration of the Convertible Subordinated Notes because of an Event of Default, the Company may not make any payment or distribution to the Trustee or any holder of Convertible Subordinated Notes in respect of Obligations with respect to Convertible Subordinated Notes and may not acquire or purchase from the Trustee or any holder of any Convertible Subordinated Notes (other than, in each case, (i) securities that are subordinated to at least the same extent as the Convertible Subordinated Notes to (a)

                                      43.

Senior Debt and (b) any securities issued in exchange for Senior Debt, and (ii) payments and other distributions made from any trust created pursuant to Section
8.1 until all Senior Debt has been paid in full in cash or U.S. Government Obligations or other payment satisfactory to the holders of the Senior Debt or such acceleration is rescinded in accordance with the terms of this Indenture. If payment of the Convertible Subordinated Notes is accelerated because of an Event of Default, the Company shall promptly notify holders of Senior Debt of the acceleration.

        Section 11.5   When Distribution Must Be Paid Over. In the event that
                       -----------------------------------
the Trustee or any holder of Convertible Subordinated Notes receives any payment or any distributions of assets of the Company of any kind with respect to the Convertible Subordinated Notes, whether in cash, property or securities, including without limitation by way of set off or otherwise, at a time when payment or distribution is prohibited by this Indenture, such payment shall be held by the Trustee or such holder, in trust for the benefit of, and shall be paid forthwith over and delivered, to the extent necessary to make payment in full of any Senior Debt remaining unpaid, after giving effect to any concurrent payment or distribution to or for the holders of Senior Debt; provided that the foregoing shall apply to the Trustee only if the Trustee has actual knowledge (as determined in accordance with Section 11.11) that such payment or distribution is prohibited by this Indenture.

        With respect to the holders of Senior Debt, the Trustee undertakes to perform only such obligations on the part of the Trustee as are specifically set forth in this Article 11, and no implied covenants or obligations with respect to the holders of Senior Debt shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Debt, and shall not be liable to any such holders if the Trustee shall pay over or distribute to or on behalf of holders of Convertible Subordinated Notes or the Company or any other person money or assets to which any holders of Senior Debt shall be entitled by virtue of this Article 11, except if such payment is made as a result of the willful misconduct or gross negligence of the Trustee.

        Section 11.6   Notice by Company. The Company shall promptly notify the
                       -----------------
Trustee of any facts known to the Company that would cause a payment of any Obligations with respect to the Convertible Subordinated Notes or to the purchase of any Convertible Subordinated Notes by the Company to violate this Article, but failure to give such notice shall not affect the subordination of the Convertible Subordinated Notes to the Senior Debt as provided in this Article.

        Section 11.7   Subrogation. After all Senior Debt is paid in full and
                       -----------
until the Convertible Subordinated Notes are paid in full, holders of Convertible Subordinated Notes shall be subrogated (equally and ratably with all other indebtedness pari passu with the Convertible Subordinated Notes) to the rights of holders of Senior Debt to receive distributions applicable to Senior Debt to the extent that distributions otherwise payable to the holders of Convertible Subordinated Notes have been applied to the payment of Senior Debt. A distribution made under this Article to holders of Senior Debt that otherwise

                                      44.

would have been made to holders of Convertible Subordinated Notes is not, as between the Company and holders of Convertible Subordinated Notes, a payment by the Company on the Convertible Subordinated Notes.

        Section 11.8   Relative Rights. This Article defines the relative rights
                       ---------------
of holders of Convertible Subordinated Notes and holders of Senior Debt. Nothing in this Indenture shall:

               (1) impair, as between the Company and holders of Convertible Subordinated Notes, the obligation of the Company, which is absolute and unconditional, to pay principal of and interest on the Convertible Subordinated Notes in accordance with their terms;

               (2) affect the relative rights of holders of Convertible Subordinated Notes and creditors (other than with respect to Senior
        Debt) of the Company other than their rights in relation to holders of Senior Debt; or

               (3) prevent the Trustee or any holder of Convertible Subordinated Notes from exercising its available remedies upon a Default or Event of Default, subject to the rights of holders and owners of Senior Debt to receive distributions and payments otherwise payable to holders of Convertible Subordinated Notes.

        If the Company fails because of this Article to pay principal of or interest on a Convertible Subordinated Note on the due date, the failure is still a Default or Event of Default.

        Section 11.9   Subordination May Not Be Impaired By Company. No right of
                       --------------------------------------------
any holder of Senior Debt to enforce the subordination of the indebtedness evidenced by the Convertible Subordinated Notes shall be impaired by any act or failure to act by the Company or any holder of Convertible Subordinated Notes or by the failure of the Company or any such holder to comply with this Indenture.

        Section 11.10  Distribution or Notice to Representative. Whenever a
                       ----------------------------------------
distribution is to be made or a notice given to holders of Senior Debt, the distribution may be made and the notice given to their Representative.

        Upon any payment or distribution of assets of the Company referred to in this Article 11, the Trustee and the holders of Convertible Subordinated Notes shall be entitled to rely upon any order or decree made by any court of competent jurisdiction or upon any certificate of such Representative or of the liquidating trustee or agent or other person making any distribution to the Trustee or to the holders of Convertible Subordinated Notes for the purpose of ascertaining the persons entitled to participate in such distribution, the holders of the Senior Debt and other indebtedness of the Company, the amount thereof or

                                      45.

payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article 11.

        Section 11.11  Rights of Trustee and Paying Agent. Notwithstanding the
                       ----------------------------------
provisions of this Article 11 or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts that would prohibit the making of any payment or distribution by the Trustee (other than pursuant to Section 11.4), and the Trustee may continue to make payments on the Convertible Subordinated Notes, unless the Trustee shall have received at least two business days prior to the date of such payment or distribution written notice of facts that would cause such payment or distribution with respect to the Convertible Subordinated Notes to violate this Article. Only the Company or a Representative may give the notice.

        Nothing in this Article 11 shall impair the claims of, or payments to, the Trustee under or pursuant to Section 7.7 hereof.

        The Trustee in its individual or any other capacity may hold Senior Debt with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights.

        Section 11.12  Authorization to Effect Subordination. Each holder of a
                       -------------------------------------
Convertible Subordinated Note by the holder's acceptance thereof authorizes and directs the Trustee on the holder's behalf to take such action as may be necessary or appropriate to effectuate the subordination as provided in this
Article 11, and appoints the Trustee to act as the holder's attorney in fact for any and all such purposes. If the Trustee does not file a proper proof of claim or proof of debt in the form required in any proceeding referred to in Section
6.9 hereof at least 30 days before the expiration of the time to file such claim, the holders of any Senior Debt or their Representatives are hereby authorized to file an appropriate claim for and on behalf of the holders of the Convertible Subordinated Notes.

        Section 11.13  Article Applicable to Paying Agents. In case at any time
                       -----------------------------------
any Paying Agent other than the Trustee shall have been appointed by the Company and be then acting hereunder, the term "Trustee" as used in this Article shall in such case (unless the context otherwise requires) be construed as extending to and including such Paying Agent within its meaning as fully for all intents and purposes as if such Paying Agent were named in this Article in addition to or in place of the Trustee; provided, however, that the second and third paragraphs of Section 11.11 shall not apply to the Company or any Affiliate of the Company if it or such Affiliate acts as Paying Agent.

        Section 11.14  Senior Debt Entitled to Rely. The holders of Senior Debt
                       ----------------------------
shall have the right to rely upon this Article 11, and no amendment or modification of the provisions contained herein shall diminish the rights of such holders unless such holders shall have agreed in writing thereto.

                                      46.

                                  ARTICLE XII

                 CONVERSION OF CONVERTIBLE SUBORDINATED NOTES

        Section 12.1   Right to Convert. Subject to and upon compliance with the
                       ----------------
provisions of this Indenture, each holder of Convertible Subordinated Notes shall have the right, at his or her option, at any time after the date 60 days following the last Issue Date of the Notes and prior to the close of business on the last trading day prior to the Maturity Date (except that, with respect to any Convertible Subordinated Note or portion of a Convertible Subordinated Note which is called for redemption, such right shall terminate, except as provided in the fourth paragraph of Section 12.2, at the close of business on the last trading day prior to the date fixed for redemption of such Convertible Subordinated Note or portion of a Convertible Subordinated Note unless the Company defaults in the payment due upon redemption thereof and such right shall terminate with respect to any Convertible Subordinated Note or portion thereof subject to a duly completed election for repurchase unless the Company defaults in the payment due upon repurchase or such holder elects to withdraw the submission of such election to repurchase on or prior to the close of business on the Change of Control Purchase Date) to convert the principal amount of any Convertible Subordinated Note held by such holder, or any portion of such principal amount which is $1,000 or an integral multiple thereof, into that number of fully paid and non assessable shares of Common Stock (as such shares shall then be constituted) obtained by dividing the principal amount of the Convertible Subordinated Note or portion thereof surrendered for conversion by the Conversion Price in effect at such time, by surrender of the Convertible Subordinated Note so to be converted in whole or in part in the manner provided in Section 12.2. A holder of Convertible Subordinated Notes is not entitled to any rights of a holder of Common Stock until such holder of Convertible Subordinated Notes has converted his or her Convertible Subordinated Notes to Common Stock, and only to the extent such Convertible Subordinated Notes are deemed to have been converted to Common Stock under this Article 12.

        Section 12.2   Exercise of Conversion Privilege; Issuance of Common
                       ----------------------------------------------------
Stock on Conversion; No Adjustment for Interest or Dividends. To exercise, in
- ------------------------------------------------------------
whole or in part, the conversion privilege with respect to any Convertible Subordinated Note, the holder of such Convertible Subordinated Note shall surrender such Convertible Subordinated Note, duly endorsed, at an office or agency maintained by the Company pursuant to Section 4.4, accompanied by the funds, if any, required by the penultimate paragraph of this Section 12.2, and shall give written notice of conversion in the form provided on the Convertible Subordinated Notes (or such other notice which is acceptable to the Company) to the office or agency that the holder of Convertible Subordinated Notes elects to convert such Convertible Subordinated Note or such portion thereof specified in said notice. Such notice shall also state the name or names (with address or addresses) in which the certificate or certificates for shares of Common Stock which are issuable on such conversion shall be issued, and shall be accompanied by transfer taxes, if required pursuant to Section 12.7. Each such Convertible Subordinated Note surrendered for conversion shall, unless the

                                      47.

shares issuable on conversion are to be issued in the same name as the registration of such Convertible Subordinated Note, be duly endorsed by, or be accompanied by instruments of transfer in form satisfactory to the Company duly executed by, the holder of Convertible Subordinated Notes or his or her duly authorized attorney.

        As promptly as practicable after satisfaction of the requirements for conversion set forth above the Company shall issue and shall deliver to such holder at the office or agency maintained by the Company for such purpose pursuant to Section 4.4, a certificate or certificates for the number of full shares of Common Stock issuable upon the conversion of such Convertible Subordinated Note or portion thereof in accordance with the provisions of this
Article 12 and a check or cash in respect of any fractional interest in respect of a share of Common Stock arising upon such conversion, as provided in Section
12.3 (which payment, if any, shall be paid no later than five business days after satisfaction of the requirements for conversion set forth above). In case any Convertible Subordinated Note of a denomination of an integral multiple greater than $1,000 is surrendered for partial conversion, and subject to
Section 2.2, the Company shall execute, and the Trustee shall authenticate and deliver to the holder of the Convertible Subordinated Note so surrendered, without charge to him or her, a new Convertible Subordinated Note or Convertible Subordinated Notes in authorized denominations in an aggregate principal amount equal to the unconverted portion of the surrendered Convertible Subordinated Note.

        Each conversion shall be deemed to have been effected as to any such Convertible Subordinated Note (or portion thereof) on the date on which the requirements set forth above in this Section 12.2 have been satisfied as to such Convertible Subordinated Note (or portion thereof), and the person in whose name any certificate or certificates for shares of Common Stock are issuable upon such conversion shall be deemed to have become on said date the holder of record of the shares represented thereby; provided, however, that any such surrender on any date when the Company's stock transfer books are closed shall constitute the person in whose name the certificates are to be issued as the record holder thereof for all purposes on the next succeeding day on which such stock transfer books are open, but such conversion shall be at the Conversion Price in effect on the date upon which such Convertible Subordinated Note is surrendered.

        Any Convertible Subordinated Note or portion thereof surrendered for conversion during the period from the close of business on the record date for any interest payment through the close of business on the trading day next preceding such interest payment date shall (unless such Convertible Subordinated Note or portion thereof being converted has been called for redemption on a date after such record date and on or before the succeeding interest payment date) be accompanied by payment, in funds acceptable to the Company, of an amount equal to the interest otherwise payable on such interest payment date on the principal amount being converted; provided, however, that no such payment need be made if there exists at the time of conversion a default in the payment of interest on the Convertible Subordinated Notes. An amount equal to such payment shall be paid by the Company on such interest payment date to the holder of such Convertible

                                      48.

Subordinated Note at the close of business on such record date; provided, however, that if the Company defaults in the payment of interest on such interest payment date, such amount shall be paid to the person who made such required payment. Except as provided above in this Section 12.2, no adjustment shall be made for interest accrued on any Convertible Subordinated Note converted or for dividends on any shares issued upon the conversion of such Convertible Subordinated Note as provided in this Article 12.

        Section 12.3     Cash Payments in Lieu of Fractional Shares. No
                         ------------------------------------------
fractional shares of Common Stock or scrip representing fractional shares shall be issued upon conversion of Convertible Subordinated Notes. If more than one Convertible Subordinated Note shall be surrendered for conversion at one time by the same holder, the number of full shares which shall be issuable upon conversion shall be computed on the basis of the aggregate principal amount of the Convertible Subordinated Notes (or specified portions thereof to the extent permitted hereby) so surrendered for conversion. If any fractional share of stock otherwise would be issuable upon the conversion of any Convertible Subordinated Note or Convertible Subordinated Notes, the Company shall make an adjustment therefor in cash based upon the Current Market Price of the Common Stock on the last trading day of conversion.

        Section 12.4     Conversion Price. The conversion price shall be as
                         ----------------
specified in the form of Convertible Subordinated Note attached as Exhibit A
                                                                   ---------
hereto, subject to adjustment as provided in this Article 12.

        Section 12.5     Adjustment of Conversion Price. The Conversion Price
                         ------------------------------
shall be adjusted from time to time by the Company as follows:

                (a) If the Company shall hereafter pay a dividend or make a distribution to all holders of the outstanding Common Stock in shares of Common Stock, the Conversion Price in effect at the opening of business on the date following the date fixed for the determination of stockholders entitled to receive such dividend or other distribution shall be reduced by multiplying such Conversion Price by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on the Record Date (as defined in Section 12.5(g)) fixed for such determination and the denominator shall be the sum of such number of shares and the total number of shares constituting such dividend or other distribution, such reduction to become effective immediately after the opening of business on the day following the Record Date. If any dividend or distribution of the type described in this Section 12.5(a) is declared but not so paid or made, the Conversion Price shall again be adjusted to the Conversion Price which would then be in effect if such dividend or distribution had not been declared.

                (b) If the Company shall issue rights or warrants to all holders of its outstanding shares of Common Stock entitling them to subscribe for or purchase shares of Common Stock at a price per share less than the Current Market Price (as defined in Section 12.5(g)) on the Record Date fixed for the determination of

                                      49.

        stockholders entitled to receive such rights or warrants, the Conversion Price shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Price in effect at the opening of business on the date after such Record Date plus the number of shares which the aggregate offering price of the total number of shares so offered would purchase at such Current Market Price, and of which the denominator shall be the number of shares of Common Stock outstanding on the close of business on the Record Date by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on the Record Date plus the total number of additional shares of Common Stock so offered for subscription or purchase. Such adjustment shall become effective immediately after the opening of business on the day following the Record Date fixed for determination of stockholders entitled to receive such rights or warrants. To the extent that shares of Common Stock are not delivered pursuant to such rights or warrants, upon the expiration or termination of such rights or warrants the Conversion Price shall be readjusted to the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect had the adjustments made upon the issuance of such rights or warrants been made on the basis of delivery of only the number of shares of Common Stock actually delivered. If such rights or warrants are not so issued, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if such date fixed for the determination of stockholders entitled to receive such rights or warrants had not been fixed. In determining whether any rights or warrants entitle the holders to subscribe for or purchase shares of Common Stock at less than such Current Market Price, and in determining the aggregate offering price of such shares of Common Stock, there shall be taken into account any consideration received for such rights or warrants, with the value of such consideration, if other than cash, to be determined by the Board of Directors.

                (c) If the outstanding shares of Common Stock shall be subdivided into a greater number of shares of Common Stock, the Conversion Price in effect at the opening of business on the day following the day upon which such subdivision becomes effective shall be proportionately reduced, and, conversely, if the outstanding shares of Common Stock shall be combined into a smaller number of shares of Common Stock, the Conversion Price in effect at the opening of business on the day following the day upon which such combination becomes effective shall be proportionately increased, such reduction or increase, as the case may be, to become effective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective.

                (d) If the Company shall, by dividend or otherwise, distribute to all holders of its Common Stock shares of any class of capital stock of the Company (other than any dividends or distributions to which Section 12.5(a) applies) or evidences of its indebtedness, cash or other assets (including securities, but excluding any rights or warrants of a type referred to in Section 12.5(b) and dividends and

                                      50.

        distributions paid exclusively in cash and excluding any capital stock, evidences of indebtedness, cash or assets distributed upon a merger or consolidation to which Section 12.6 applies) (the foregoing hereinafter in this Section 12.5(d) called the "Securities")), then, in each such case, the Conversion Price shall be reduced so that the same shall be equal to the price determined by multiplying the Conversion Price in effect immediately prior to the close of business on the Record Date (as defined in Section 12.5(g)) with respect to such distribution by a fraction of which the numerator shall be the Current Market Price (determined as provided in Section 12.5(g)) on such date less the fair market value (as determined by the Board of Directors, whose determination shall be conclusive and described in a resolution of the Board of Directors) on such date of the portion of the Securities so distributed applicable to one share of Common Stock and the denominator shall be such Current Market Price, such reduction to become effective immediately prior to the opening of business on the day following the Record Date; provided, however, that in the event the then fair market value (as so determined) of the portion of the Securities so distributed applicable to one share of Common Stock is equal to or greater than the Current Market Price on the Record Date, in lieu of the foregoing adjustment, adequate provision shall be made so that each holder of Convertible Subordinated Notes shall have the right to receive upon conversion of a Convertible Subordinated Note (or any portion thereof) the amount of Securities such holder would have received had such holder converted such Convertible Subordinated Note (or portion thereof) immediately prior to such Record Date. If such dividend or distribution is not so paid or made, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if such dividend or distribution had not been declared. If the Board of Directors determines the fair market value of any distribution for purposes of this Section 12.5(d) by reference to the actual or when issued trading market for any securities comprising all or part of such distribution, it must in doing so consider the prices in such market over the same period used in computing the Current Market Price pursuant to Section 12.5(g) to the extent possible.

                Rights or warrants distributed by the Company to all holders of Common Stock entitling the holders thereof to subscribe for or purchase shares of the Company's capital stock (either initially or under certain circumstances), which rights or warrants, until the occurrence of a specified event or events ("Trigger Event"): (i) are deemed to be transferred with such shares of Common Stock; (ii) are not exercisable; and (iii) are also issued in respect of future issuances of Common Stock, shall be deemed not to have been distributed for purposes of this
        Section 12.5 (d) (and no adjustment to the Conversion Price under this Section 12.5(d) shall be required) until the occurrence of the earliest Trigger Event, whereupon such rights and warrants shall be deemed to have been distributed and an appropriate adjustment to the Conversion Price under this Section 12.5(d) shall be made. If any such rights (including the Rights), or warrants, including any such existing rights or warrants distributed prior to the date of this Indenture (including the Rights), are

                                      51.

        subject to subsequent events, upon the occurrence of each of which such rights or warrants shall become exercisable to purchase different securities, evidences of indebtedness or other assets, then the occurrence of each such event shall be deemed to be such date of issuance and record date with respect to new rights or warrants (and a termination or expiration of the existing rights or warrants without exercise by the holder thereof). In addition, in the event of any distribution (or deemed distribution) of rights or warrants (including the Rights), or any Trigger Event with respect thereto, that was counted for purposes of calculating a distribution amount for which an adjustment to the Conversion Price under this Section 12.5 was made, (1) in the case of any such rights (including the Rights) or warrants which shall all have been redeemed or repurchased without exercise by any holders thereof, the Conversion Price shall be readjusted upon such final redemption or repurchase to give effect to such distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or repurchase price received by a holder or holders of Common Stock with respect to such rights or warrants (assuming such holder had retained such rights or warrants), made to all holders of Common Stock as of the date of such redemption or repurchase, and (2) in the case of such rights or warrants (including the Rights) which shall have expired or been terminated without exercise by any holders thereof, the Conversion Price shall be readjusted as if such rights and warrants had not been issued.

                Notwithstanding any other provision of this Section 12.5(d) to the contrary, rights, warrants, evidences of indebtedness, other securities, cash or other assets (including, without limitation, any rights distributed pursuant to any stockholder rights plan) shall be deemed not to have been distributed for purposes of this Section 12.5(d) if the Company makes proper provision so that each holder of Convertible Subordinated Notes who converts a Convertible Subordinated Note or any portion thereof) after the date fixed for determination of stockholders entitled to receive such distribution shall be entitled to receive upon such conversion, in addition to the shares of Common Stock issuable upon such conversion, the amount and kind of such distributions that such holder would have been entitled to receive if such holder had, immediately prior to such determination date, converted such Convertible Subordinated Note into Common Stock.

                For purposes of this Section 12.5(d) and Sections 12.5(a) and
        (b), any dividend or distribution to which this Section 12.5(d) is applicable that also includes shares of Common Stock, or rights or warrants to subscribe for or purchase shares of Common Stock to which
        Section 12.5(b) applies (or both), shall be deemed instead to be (1) a dividend or distribution of the evidences of indebtedness, assets, shares of capital stock, rights or warrants other than such shares of Common Stock or rights or warrants to which Section 12.5(b) applies (and any Conversion Price

                                      52.

        reduction required by this Section 12.5(d) with respect to such dividend or distribution shall then be made) immediately followed by (2) a dividend or distribution of such shares of Common Stock or such rights or warrants (and any further Conversion Price reduction required by Sections 12.5(a) and (b) with respect to such dividend or distribution shall then be made, except that (a) the Record Date of such dividend or distribution shall be substituted as "the date fixed for the determination of stockholders entitled to receive such dividend or other distribution", "Record Date fixed for such determination" and "Record Date" within the meaning of Section 12.5(a) and as "the date fixed for the determination of stockholders entitled to receive such rights or warrants", "the Record Date fixed for the determination of the stockholders entitled to receive such rights or warrants" and "such Record Date" within the meaning of Section 12.5(b) and (b) any shares of Common Stock included in such dividend or distribution shall not be deemed "outstanding at the close of business on the date fixed for such determination" within the meaning of Section 12.5(a).

                (e) If the Company shall, by dividend or otherwise, distribute to all holders of its Common Stock cash (excluding any cash that is distributed upon a merger or consolidation to which Section 12.6 applies or as part of a distribution referred to in Section 12.5(d)) in an aggregate amount that, combined together with (1) the aggregate amount of any other such distributions to all holders of its Common Stock made exclusively in cash within the 12 months preceding the date of payment of such distribution, and in respect of which no adjustment pursuant to this Section 12.5(e) has been made, and (2) the aggregate of any cash plus the fair market value as determined by the Board of Directors, whose determination shall be conclusive and described in a resolution of the Board of Directors) of consideration payable in respect of any tender offer by the Company or any of its subsidiaries for all or any portion of the Common Stock concluded within the 12 months preceding the date of payment of such distribution, and in respect of which no adjustment pursuant to Section 12.5(f) has ben made, exceeds [15%] of the product of the Current Market Price (determined as provided in Section 12.5(g)) on the Record Date with respect to such distribution times the number of shares of Common Stock outstanding on such date, then, and in each such case, immediately after the close of business on such date, the Conversion Price shall be reduced so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the close of business on such Record Date by a fraction (i) the numerator of which shall be equal to the Current Market Price on the Record Date less an amount equal to the quotient of (x) the excess of such combined amount over such [15%] and
        (y) the number of shares of Common Stock outstanding on the Record Date and (ii) the denominator of which shall be equal to the Current Market Price on such Record Date; provided, however, that if the portion of the cash so distributed applicable to one share of Common Stock is equal to or greater than the Current Market Price of the Common Stock on the Record Date, in lieu of the foregoing adjustment, adequate provision shall be made so that each holder of Convertible Subordinated Notes shall have the right to receive upon conversion of a Convertible Subordinated Note (or any portion thereof) the amount of cash such holder would have received had such holder converted such Convertible

                                      53.

        Subordinated Note (or portion thereof) immediately prior to such Record Date. If such dividend or distribution is not so paid or made, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if such dividend or distribution had not been declared. Any cash distribution to all holders of Common Stock as to which the Company makes the election permitted by Section 12.5(m) and as to which the Company has complied with the requirements of such Section shall be treated as not having been made for all purposes of this Section 12.5(e).

                (f) For purposes of this Section 12.5, the following terms shall have the meaning indicated :

                         (1) "closing price" with respect to any securities on any day means the closing price on such day or, if no such sale takes place on such day, or, if no such sale takes place on such day, the average of the reported high and low prices on such day, in each case on The Nasdaq Stock Market or New York Stock Exchange, as applicable, or, if such security is not listed or admitted to trading on such national market or exchange, on the principal national securities exchange or quotation system on which such security is quoted or listed or admitted to trading, or, if not quoted or listed or admitted to trading on any national securities exchange or quotation system, the average of the high and low prices of such security on the over the counter market on the day in question as reported by the National Quotation Bureau Incorporated, or a similar generally accepted reporting service, or, if not so available, in such manner as furnished by any New York Stock Exchange member firm selected from time to time by the Board of Directors for that purpose, or a price determined in good faith by the Board of Directors, whose determination shall be conclusive and described in a resolution of the Board of Directors.

                         (2) "Current Market Price" means the average of the daily closing prices per share of Common Stock for the 10 consecutive trading days immediately prior to the date in question; provided, however, that (1) if the "ex" date (as hereinafter defined) for any event (other than the issuance or distribution requiring such computation) that requires an adjustment to the Conversion Price pursuant to Sections 12.5(a),
                (b), (c), (d) or (e) occurs during such 10 consecutive trading days, the closing price for each trading day prior to the "ex" date for such other event shall be adjusted by multiplying such closing price by the same fraction by which the Conversion Price is so required to be adjusted as a result of such other event,
                (2) if the "ex" date for any event (other than the issuance or distribution requiring such computation) that requires an adjustment to the Conversion Price pursuant to Section 12.5(a),
                (b), (c), (d) or (e) occurs on or after the "ex" date for the issuance or distribution requiring such computation and prior to the day in question, the closing price for each trading day on and after the "ex" date for such other event shall be adjusted by multiplying such closing price by the reciprocal of the fraction by which the Conversion Price is so required to be adjusted as a result of such other event, and (3) if the "ex" date for the issuance or distribution requiring such computation is prior to the day in

                                      54.

                question, after taking into account any adjustment required pursuant to clause (1) or (2) of this proviso, the closing price for each trading day on or after such "ex" date shall be adjusted by adding thereto the amount of any cash and the fair market value (as determined by the Board of Directors in a manner consistent with any determination of such value for purposes of Section 12.5(d), whose determination shall be conclusive and described in a resolution of the Board of Directors) of the evidences of indebtedness, shares of capital stock or assets being distributed applicable to one share of Common Stock as of the close of business on the day before such "ex" date. For purposes of this paragraph, the term "ex" date,
                (1) when used with respect to any issuance or distribution, means the first date on which the Common Stock trades regular way on the relevant exchange or in the relevant market from which the closing price was obtained without the right to receive such issuance or distribution, (2) when used with respect to any subdivision or combination of shares of Common Stock, means the first date on which the Common Stock trades regular way on such exchange or in such market after the time at which such subdivision or combination becomes effective, and (3) when used with respect to any tender or exchange offer means the first date on which the Common Stock trades regular way on such exchange or in such market after the Expiration Time of such offer. Notwithstanding the foregoing, whenever successive adjustments to the Conversion Price are called for pursuant to this Section 12.5, such adjustments shall be made to the Current Market Price as may be necessary or appropriate to effectuate the intent of this Section 12.5 and to avoid unjust or inequitable results as determined in good faith by the Board of Directors.

                         (3) "fair market value" shall mean the amount which a willing buyer would pay a willing seller in an arm's length transaction.

                         (4) "Record Date" shall mean, with respect to any dividend, distribution or other transaction or event in which the holders of Common Stock have the right to receive any cash, securities or other property or in which the Common Stock (or other applicable security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of stockholders entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors or by statute, contract or otherwise).

                                      55.

                         (5) "trading day" shall mean (x) if the applicable security is listed or admitted for trading on the New York Stock Exchange or another national securities exchange, a day on which the New York Stock Exchange or another national securities exchange is open for business or (y) if the applicable security is quoted on The Nasdaq Stock Market, a day on which trades may be made thereon or (z) if the applicable security is not so listed, admitted for trading or quoted, any day other than a Saturday or Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

                (g) The Company may make such reductions in the Conversion Price, in addition to those required by Sections 12.5(a), (b), (c), (d) and (e), as the Board of Directors considers to be advisable to avoid or diminish any income tax to holders of Common Stock or rights to purchase Common Stock resulting from any dividend or distribution of stock (or rights to acquire stock) or from any event treated as such for income tax purposes.

                To the extent permitted by applicable law, the Company from time to time may reduce the Conversion Price by any amount for any period of time if the period is at least 20 days, the reduction is irrevocable during the period and the Board of Directors has made a determination that such reduction would be in the Company's best interests, which determination shall be conclusive and described in a resolution of the Board of Directors. whenever the Conversion Price is reduced pursuant to the preceding sentence, the Company shall mail to the holders of Convertible Subordinated Note at his or her last address appearing on the register of holders maintained for that purpose a notice of the reduction at least 15 days prior to the date the reduced Conversion Price takes effect, and such notice shall state the reduced Conversion Price and the period during which it will be in effect.

                (h) No adjustment in the Conversion Price shall be required unless such adjustment would require an increase or decrease of at least 1% in such price; provided, however, that any adjustments which by reason of this Section 12.5(h) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Article 12 shall be made by the Company and shall be made to the nearest cent or to the nearest one hundredth of a share, as the case may be.

                No adjustment need be made for a change in the par value or no par value of the Common Stock.

                (i) whenever the Conversion Price is adjusted as herein provided, the Company shall promptly file with the Trustee and any Conversion Agent other than the Trustee an Officers' Certificate setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

                                      56.

        Promptly after delivery of such certificate, the Company shall prepare a notice of such adjustment of the Conversion Price setting forth the adjusted Conversion Price and the date on which each adjustment becomes effective and shall mail such notice of such adjustment of the Conversion Price to each holder of Convertible Subordinated Notes at his or her last address appearing on the register of holders maintained for that purpose within 20 days of the effective date of such adjustment. Failure to deliver such notice shall not affect the legality or validity of any such adjustment.

                (j) In any case in which this Section 12.5 provides that an adjustment shall become effective immediately after a Record Date for an event, the Company may defer until the occurrence of such event issuing to the holder of any Convertible Subordinated Note converted after such Record Date and before the occurrence of such event the additional shares of Common Stock issuable upon such conversion by reason of the adjustment required by such event over and above the Common Stock issuable upon such conversion before giving effect to such adjustment.

                (k) For purposes of this Section 12.5, the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock. The Company shall not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Company.

                (l) In lieu of making any adjustment to the Conversion Price pursuant to Section 12.5(e), the Company may elect to reserve an amount of cash for distribution to the holders of Convertible Subordinated Notes upon the conversion of the Convertible Subordinated Notes so that any such holder converting Convertible Subordinated Notes will receive upon such conversion, in addition to the shares of Common Stock and other items to which such holder is entitled, the full amount of cash which such holder would have received if such holder had, immediately prior to the Record Date for such distribution of cash, converted its Convertible Subordinated Notes into Common Stock, together with any interest accrued with respect to such amount, in accordance with this Section 12.5(l). The Company may make such election by providing an Officers' Certificate to the Trustee to such effect on or prior to the payment date for any such distribution and depositing with the Trustee on or prior to such date an amount of cash equal to the aggregate amount that the holders of Convertible Subordinated Notes would have received if such holders had, immediately prior to the Record Date for such distribution, converted all of the Convertible Subordinated Notes into Common Stock. Any such funds so deposited by the Company with the Trustee shall be invested by the Trustee in U.S. Government Obligations with a maturity not more than three (3) months from the date of issuance. Upon conversion of Convertible Subordinated Notes by a holder thereof, such holder shall be entitled to receive, in addition to the Common Stock

                                      57.

        issuable upon conversion, an amount of cash equal to the amount such holder would have received if such holder had, immediately prior to the Record Date for such distribution, converted its Convertible Subordinated Note into Common Stock, along with such holder's pro rata share of any accrued interest earned as a consequence of the investment of such funds. Promptly after making an election pursuant to this
        Section 12.5(l), the Company shall give or shall cause to be given notice to all holders of Convertible Subordinated Notes of such election, which notice shall state the amount of cash per $1,000 principal amount of Convertible Subordinated Notes such holders shall be entitled to receive (excluding interest) upon conversion of the Convertible Subordinated Notes as a consequence of the Company having made such election.

        Section 12.6     Effect of Reclassification, Consolidation, Merger or
                         ----------------------------------------------------
Sale. If any of the following events occur: (i) any reclassification or change
- ----
of the outstanding shares of Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), (ii) any consolidation, merger or combination of the Company with another corporation as a result of which holders of Common Stock shall be entitled to receive stock, securities or other property or assets (including cash) with respect to or in exchange for such Common Stock, or (iii) any sale or conveyance of the properties and assets of the Company as, or substantially as, an entirety to any other corporation as a result of which holders of Common Stock shall be entitled to receive stock, securities or other property or assets (including cash) with respect to or in exchange for such Common Stock, then the Company or the successor or purchasing corporation, as the case may be, shall execute with the Trustee a supplemental indenture (which shall comply with the TIA as in force at the date of execution of such supplemental indenture if such supplemental indenture is then required to so comply) providing that the Convertible Subordinated Notes shall be convertible into the kind and amount of shares of stock and other securities or property or assets (including cash) receivable upon such reclassification, change, consolidation, merger, combination, sale or conveyance by a holder of a number of shares of Common Stock issuable upon conversion of the Convertible Subordinated Notes (assuming, for such purposes, a sufficient number of authorized shares of Common Stock available to convert all such Convertible Subordinated Notes) immediately prior to such reclassification, change, consolidation, merger, combination, sale or conveyance assuming such holder of Common Stock did not exercise his or her rights of election, if any, as to the kind or amount of securities, cash or other property receivable upon such consolidation, merger, Statutory exchange, sale or conveyance (provided that, if the kind or amount of securities, cash or other property receivable upon such consolidation, merger, statutory exchange, sale or conveyance is not the same for each share of Common Stock in respect of which such rights of election have not been exercised ("non electing share"), then, for the purposes of this
Section 12.6, the kind and amount of securities, cash or other property receivable upon such consolidation, merger, statutory exchange, sale or conveyance for each non electing share shall be deemed to be the kind and amount so receivable per share by a plurality of the non electing shares). Such supplemental indenture shall provide for adjustments which shall be as nearly equivalent as

                                      58.

may be practicable to the adjustments provided for in this Article 12. If, in the case of any such reclassification, change, consolidation, merger, combination, sale or conveyance, the stock or other securities and assets receivable thereupon by a holder of shares of Common Stock includes shares of stock or other securities and assets of a corporation other than the successor or purchasing corporation, as the case may be, in such reclassification, change, consolidation, merger, combination, sale or conveyance, then such supplemental indenture shall also be executed by such other corporation and shall contain such additional provisions to protect the interests of the holders of the Convertible Subordinated Notes as the Board of Directors shall reasonably consider necessary by reason of the foregoing.

        The Company shall cause notice of the execution of such supplemental indenture to be mailed to each holder of Convertible Subordinated Notes at his or her address appearing on the register of holders for that purpose within 20 days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of such supplemental indenture.

        The above provisions of this Section 12.6 shall similarly apply to successive reclassifications, changes, consolidations, mergers, combinations, sales and conveyances.

        If this Section 12.6 applies to any event or occurrence, Section 12.5 shall not apply.

        Section 12.7     Taxes on Shares Issued. The issue of stock certificates
                         ----------------------
on conversions of Convertible Subordinated Notes shall be made without charge to the converting holder for any tax in respect of the issue thereof. The Company shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of stock in any name other than that of the holder of any Convertible Subordinated Note converted, and the Company shall not be required to issue or deliver any such stock certificate unless and until the person or persons requesting the issue thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

        Section 12.8     Reservation of Shares; Shares To Be Fully Paid; Listing
                         -------------------------------------------------------
of Common Stock. The Company shall provide, free from preemptive rights, out of
- ---------------
its authorized by unissued shares or sharers held in treasury, sufficient shares to provide for the conversion of the Convertible Subordinated Notes from time to time as such Convertible Subordinated Notes are presented for conversion.

        Before taking any action which would cause an adjustment reducing the Conversion Price below the then par value, if any, of the shares of Common Stock issuable upon conversion of the Convertible Subordinated Notes, the Company shall take all corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue shares of such Common Stock at such adjusted Conversion Price.

                                      59.

        The Company covenants that all shares of Common Stock issued upon conversion of Convertible Subordinated Notes will be fully paid and non assessable by the Company and free from all taxes, liens and charges with respect to the issue thereof.

        The Company further covenants that as long as the Common Stock is quoted on the Nasdaq National market, or its successor, or all Common Stock issuable upon conversion of the Convertible Subordinated Notes shall be eligible for such quotation and if at any time the Common Stock is listed on the New York Stock Exchange or any other national securities exchange, list and keep listed, all Common Stock issuable upon conversion of the Convertible Subordinated Notes.

        Section 12.9     Responsibility of Trustee. The Trustee shall not at any
                         -------------------------
time be under any duty of responsibility to any holders of Convertible Subordinated Notes to determine whether any facts exist which may require any adjustment of the Conversion Price, or with respect to the nature or extent or calculation of any such adjustment when made, or with respect to the method employed, or herein or in any supplemental indenture provided to be employed, in making the same. The Trustee shall not be accountable with respect to the validity or value (or the kind or amount) of any shares of Common Stock, or of any securities or property, which may at any time be issued or delivered upon the conversion of any Convertible Subordinated Note; and the Trustee makes no representations with respect thereto. Subject to the provisions of Section 7.1, the Trustee shall not be responsible for any failure of the Company to issue, transfer or deliver any shares of Common Stock or stock certificates or other securities or property or cash upon the surrender of any Convertible Subordinated Note for the purpose of conversion or to comply with any of the duties, responsibilities or covenants of the Company contained in this Article
12. Without limiting the generality of the foregoing, the Trustee shall not have any responsibility to determine the correctness of any provisions contained in any supplemental indenture entered into pursuant to Section 12.6 relating either to the kind or amount of shares of stock or securities or property (including cash) receivable by holders of Convertible Subordinated Notes upon the conversion of their Convertible Subordinated Notes after any event referred to in such Section 12.6 or to any adjustment to be made with respect thereto, but, subject to the provisions of Section 7.1, may accept as conclusive evidence of the correctness of any such provisions, and shall be protected in relying upon, the Officers' Certificate (which the Company shall be obligated to file with the Trustee prior to the execution of any such supplemental indenture) with respect thereto.

        Section 12.10    Notice to Holders Prior to Certain Actions. If (a) the
                         ------------------------------------------
Company declares a dividend (or any other distribution) on its Common Stock (other than in cash out of retained earnings or other than a dividend that results in an adjustment in the Conversion Price pursuant to Section 12.5 as to which the Company has made an election in accordance with Section 12.5(l)); or

                                      60.

                (b) the Company authorizes the granting to the holders of its Common Stock of rights or warrants to subscribe for or purchase any share of any class of Common Stock or any other rights or warrants; or

                (c) there is any reclassification of the Common Stock (other than a subdivision or combination of outstanding Common Stock, or a change in par value, or from par value to no par value, or from no par value to par value), or of any consolidation or merger to which the Company is a party and for which approval of any stockholders of the Company is required, or of the sale or transfer of all or substantially all of the assets of the Company; or

                (d) there is any voluntary or involuntary dissolution, liquidation or winding up of the Company ;

then the Company shall cause to be filed with the Trustee and to be mailed to each holder of Convertible Subordinated Notes at his or her address appearing on the register maintained for that purpose as promptly as possible but in any event at least 15 days prior to the applicable date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution or rights or warrants, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution or rights are to be determined, or (y) the date on which such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up is expected to become effective or occur, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation &r winding up. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such dividend, distribution, reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up.

                                      61.

IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed and attested, all as of the date first above written, signifying their agreements contained in this Indenture.


                                          LEASING SOLUTIONS, INC.


                                          By:
                                             -----------------------------------

                                          Name:
                                               ---------------------------------

                                          Title:
                                                --------------------------------



                                          BANKERS TRUST, as Trustee

                                          By:
                                             -----------------------------------

                                          Name:
                                               ---------------------------------

                                          Title:
                                                --------------------------------


                                      62.

                                   EXHIBIT A

                              (Face of Security)

[If Global Security insert - UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

                            LEASING SOLUTIONS, INC.

                   % CONVERTIBLE SUBORDINATED NOTE DUE 2003


No.         $                                                     CUSIP ________


        Leasing Solutions, Inc., a California corporation, promises to pay to
[    ] or registered assigns, the principal sum of [ ] Dollars on [_________,]
2003.

                         Interest Payment Dates:  [     ] 1 and [       ] 1
                         Regular Record Dates:  [   ] 15 and [       ] 15


Date:  ___________________           LEASING SOLUTIONS, INC.


                                     By_____________________________________
                                       President and Chief Executive Officer


                                     By_____________________________________
                                       Secretary


                                    (SEAL)

                                      63.

Certificate of Authentication

This is one of the Convertible Subordinated Notes described in the within mentioned Indenture.

[                      ]
as Trustee


By:
   ----------------------------
   Authorized Signatory

                                      64.

                              (Back of Security)



                            LEASING SOLUTIONS, INC.

                 [ ]% CONVERTIBLE SUBORDINATED NOTE DUE 2003


        1. INTEREST. Leasing Solutions, Inc., a California corporation (the "Company"), promises to pay interest on the principal amount of this Convertible Subordinated Note at the rate per annum shown above. The Company will pay
interest semiannually on [      ] 1 and [     ] 1 of each year. Interest on the
Convertible Subordinated Notes will accrue from the most recent date to which
interest has been paid or, if no interest has been paid, from [      ], 1996.
Interest will be computed on the basis of a 360 day year composed of twelve 30 day months.

        2. METHOD OF PAYMENT. The Company will pay interest on the Convertible Subordinated Notes (except defaulted interest) to the person in whose name each Convertible Subordinated Note is registered at the close of
business on the [     ] 15 or [      ] 15 immediately preceding the relevant
interest payment date (each a "Regular Record Date") (other than with respect to a Convertible Subordinated Note or portion thereof called for redemption on a redemption date, or repurchased in connection with a Change of Control Purchase Date, during the period from the close of business on a Regular Record Date to (but excluding) the next succeeding interest payment date (in which case accrued interest shall be payable (unless such Convertible Subordinated Note is converted) to the holder of the Convertible Subordinated Note or portion thereof redeemed or repurchased in accordance with the applicable redemption or repurchase provisions of the Indenture). Holder must surrender Convertible Subordinated Notes to a Paying Agent to collect principal payments. The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. However, the Company may pay principal and interest by check payable in such money, and may mail such check to the holder's registered address. For interest payments on a Note of U.S. $5,000,000 dollars or more in principal amount, the holder of such Note may elect at any time to have payment made by transfer to a United States Dollar account.

        3. PAYING AGENT AND REGISTRAR. Bankers Trust (together with any successor Trustee under the Indenture referred to below, the "Trustee"), will act as Paying Agent and Registrar. The Company may change the Paying Agent, Registrar or coregistrar without prior notice. Subject to certain limitations in the Indenture, the Company or any of its subsidiaries may act in any such capacity.

        4.      INDENTURE. The Company issued the Convertible Subordinated Notes
under an Indenture dated as of [      ], 1996 (the "Indenture") between the
Company and

                                      65.

the Trustee. The terms of the Convertible Subordinated Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code Sections 77aaa 77bbbb as in effect on the date of the Indenture (the "TIA"). The Convertible Subordinated Notes are subject to, and qualified by, all such terms, certain of which are summarized here on , and holders are referred to the Indenture and the TIA for a statement of such terms. The Convertible Subordinated Notes are unsecured general obligations of the Company limited to (except as otherwise provided in the Indenture) up to $50,000,000 in aggregate principal amount, unless an election has been made as set forth in Article 2 of the Indenture to increase such aggregate principal amount by an amount not to exceed $57,500,000. Capitalized terms not defined below have the same meaning as is given to them in the Indenture.

        5.      OPTIONAL REDEMPTION The Company shall not have the option to
redeem the Convertible Subordinated Notes prior to [      ], 1999. Thereafter,
the Company shall have the option to redeem the Convertible Subordinated Notes, in whole or from time to time in part, at the following redemption prices (expressed as percentages of principal amount), plus accrued and unpaid interest to, but excluding, the date fixed for redemption if redeemed during the 12 month
period beginning [       ] of each year indicated:

                 Redemption Year                                      Price

                      1999                                               %

                      2000                                               %

                      2001                                               %

                      2002                                               %

                      2003                                            100%

        6. NOTICE OF REDEMPTION. Notice of redemption will be mailed at least 20 days but not more than 60 days before the date fixed for redemption to each holder of Convertible Subordinated Notes to be redeemed at his or her registered address. Convertible Subordinated Notes in denominations larger than $1,000 may be redeemed in part but only in integral multiples of $1,000. In the event of a redemption of less than all of the Convertible Subordinated Notes, the Convertible Subordinated Notes will be chosen for redemption by the Trustee by lot or pro rata or, if required, in compliance with the requirements of the principal national securities exchange, if any, on which the Convertible Subordinated Notes are listed. On and after the redemption date interest ceases to accrue on Convertible Subordinated Notes or portions of them called for redemption (unless the Company defaults in the payment of the redemption price). If this Convertible

                                      66.

Subordinated Note is redeemed on a date which is also an Interest Payment Date, the interest payment due on such date will be paid to the person in whose name this Convertible Subordinated Note is registered at the close of business on such record date.

        7. CHANGE OF CONTROL. Upon a Change of Control, any holder of Notes will have the right to cause the Company to repurchase all or any part of the Notes of such holder at a repurchase price equal to 100% of the principal amount of the Notes to be repurchased plus accrued interest to the date of repurchase as provided in, and subject to the terms of, the Indenture.

        8. SUBORDINATION. The Company's payment of the principal of, premium, if any, and interest on the Convertible Subordinated Notes (including, without limitation, any amounts paid by the Company to purchase or repurchase any Convertible Subordinated Notes) is subordinated to the prior payment in full of the Company's Senior Debt as set forth in the Indenture. Each holder of Convertible Subordinated Notes by his or her acceptance hereof covenants and agrees that all payments of the principal of, premium, if any, and interest on the Convertible Subordinated Notes (including, without limitation, any amounts paid by the Company to purchase or repurchase any Convertible Subordinated Notes) by the Company shall be subordinated in accordance with the provisions of
Article 11 of the Indenture, and each holder of Convertible Subordinated Notes accepts and agrees to be bound by such provisions.

        9. DENOMINATIONS, TRANSFER, EXCHANGE. The Convertible Subordinated Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. The transfer of Convertible Subordinated Notes may be registered and Convertible Subordinated Notes may be exchanged as provided in the Indenture. As a condition of transfer, the Registrar may require a holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a holder to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not exchange or register the transfer of any Convertible Subordinated Note or portion of a Convertible Subordinated Note selected for redemption or submitted for repurchase. Also, it need not exchange or register the transfer of any Convertible Subordinated Note for a period of 15 days before a selection of Convertible Subordinated Notes to be redeemed.

        10. PERSONS DEEMED OWNERS. The registered holder of a Convertible Subordinated Note may be treated as its owner for all purposes.

        11. AMENDMENTS AND WAIVERS. Subject to certain exceptions, the Indenture or the Convertible Subordinated Notes may be amended with the consent of the holders of at least a majority in principal amount of the then outstanding Convertible Subordinated Notes and any existing default may be waived with the consent of the holders of a majority in principal amount of the then outstanding Convertible Subordinated Notes.

                                      67.

        Without the consent of any holder, the Indenture or the Convertible Subordinated Notes may be amended to: (a) cure any ambiguity, defect or inconsistency; (b) provide for uncertificated Convertible Subordinated Notes in addition to or in place of certificated Convertible Subordinated Notes; (c) provide for the assumption of the Company's obligations to holders of Convertible Subordinated Notes in the event of consolidation, merger or sale of all or substantially all of the assets of the Company; (d) provide for conversion rights of holders of Notes in certain events such as a consolidation, merger or sale of all or substantially all of the assets of the Company; (e) reduce the Conversion Price; (f) make any change or add to the covenants of the Company for the benefit of the holders of Convertible Subordinated Notes; or (g) comply with requirements of the Commission in order to effect or maintain the qualification of the Indenture under the TIA.

        Without the consent of each holder affected, amendment or waiver may not (with respect to any Convertible Subordinated Notes held by a non consenting holder): (a) reduce the principal amount of Convertible Subordinated Notes whose holders must consent to an amendment, supplement or waiver; (b) reduce the principal or change the fixed maturity of any Convertible Subordinated Note or except as permitted pursuant to the immediately preceding paragraph alter the provisions with respect to the redemption of the Convertible Subordinated Notes;
(c) reduce the rate of or change the time for payment of interest on any Convertible Subordinated Notes; (d) waive a Default or Event of Default in the payment of principal or premium, if any, or interest on the Convertible Subordinated Notes (except a rescission of acceleration of the Convertible Subordinated Notes by the holders of at least a majority in aggregate principal amount of the Convertible Subordinated Notes and a waiver of the payment default that resulted from such acceleration); (e) make any Convertible Subordinated Note payable in money other than that stated in the Convertible Subordinated Notes; (f) make any change in the provisions of the Indenture relating to waivers of past Defaults or the rights of holders of Convertible Subordinated Notes to receive payments of principal of, premium, if any, or interest on the Convertible Subordinated Notes; (g) waive a redemption payment with respect to any Convertible Subordinated Note; (h) make any change in the foregoing amendment and waiver provisions or; (i) except as permitted by the Indenture, increase the Conversion Price or except as permitted pursuant to the immediately preceding paragraph modify the provisions of the Indenture relating to the conversion of the Convertible Subordinated Notes in a manner adverse to the holders thereof. In addition, any amendment to the provisions of Article 11 of the Indenture (which relate to subordination) will require the consent of the holders of at least 75 in aggregate principal amount of the Convertible Subordinated Notes then outstanding if such amendment would adversely affect the rights of holders of Convertible Subordinated Notes.

        12. DEFAULTS AND REMEDIES. An Event of Default is: (a) default in payment of the principal of, or premium, if any, on the Convertible Subordinated Notes, whether or not such payment is prohibited by the subordination

                                      68.

provisions of the Indenture; (b) default for 30 days in payment of any installment of interest on the Convertible Subordinated Notes, whether or not such payment is prohibited by the subordination provisions of the Indenture; (c) default by to the Company for 90 days after notice in the observance or performance of any other covenants in the Indenture; (d) default in the payment of the Change of Control purchase price in respect of the Convertible Subordinated Note on the date therefor, whether or not such payment is prohibited by the subordination provisions of the Indenture; (e) failure to provide timely notice of a Change of Control; or (f) certain events involving bankruptcy, insolvency or reorganization of the Company or any Material Subsidiary. If an Event of Default occurs and is continuing, the Trustee or the holders of at least 25% in principal amount of the then outstanding Convertible Subordinated Notes may declare all the Convertible Subordinated Notes to be due and payable immediately, except that in the case of an Event of Default arising from certain events of bankruptcy or insolvency, all outstanding Convertible Subordinated Notes become due and payable without further action or notice. Holders of Convertible Subordinated Notes may not enforce the Indenture or the Convertible Subordinated Notes except as provided in the Indenture. The Trustee may require an indemnity satisfactory to it before it enforces the Indenture or the Convertible Subordinated Notes. Subject to certain limitations, holders of a majority in principal amount of the then outstanding Convertible Subordinated Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from holders notice of any continuing default (except a default in payment of principal or interest) if it determines that withholding notice is in their interests. The Company must furnish annual compliance certificates to the Trustee.

        13. TRUSTEE DEALINGS WITH THE COMPANY. The Trustee or any of its Affiliates, in their individual or any other capacities, may make or continue loans to or guaranteed by, accept deposits from and perform services for the Company or its Affiliates and may otherwise deal with the Company or its Affiliates as if it were not Trustee.

        14. NO RECOURSE AGAINST OTHERS. No director, officer, employee or stockholder, as such, of the Company shall have any liability for any obligations of the Company under the Convertible Subordinated Notes or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each holder by accepting a Convertible Subordinated Note waives and releases all such liability. The waiver and release are part of the consideration for the Convertible Subordinated Notes.

        15. AUTHENTICATION. This Convertible Subordinated Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

        16. ABBREVIATIONS. Customary abbreviations may be used in the name of a holder or an assignee, such as: TEN CO = tenants in common, TENANT = tenants by the entireties, JT TEN = joint tenants with right of survivorship and not as tenants in common, CUST = Custodian and U/G/M/A = Uniform Gifts to Minors Act.

        17. CONVERSIONS. Subject to and upon compliance with the provisions of the Indenture, the registered holder of this Convertible Subordinated Note has the right at any time prior to the close of business on the last trading day prior to _________, 2003 (or in

                                      69.

case this Convertible Subordinated Note or any portion hereof shall be called for redemption prior to such date, then on or prior to the close of business on the last trading day preceding the date fixed for redemption), to convert the principal amount hereof, or any portion of such principal amount which is $1,000 or an integral multiple thereof, into that number of fully paid and nonassessable whole shares of common stock of the Company ("Common Stock") obtained by dividing the principal amount of the Convertible Subordinated Note or portion thereof to be converted by the conversion price of $[ ] per share, as adjusted from time to time as provided in the Indenture (the "Conversion Price"), upon surrender of this Convertible Subordinated Note to the Company at the office or agency maintained for such purpose (and at such other offices or agencies designated for such purpose by the Company), accompanied by written notice of conversion duly executed (and if the shares of Common Stock to be issued on conversion are to be issued in any name other than that of the registered holder of this Convertible Subordinated Note) by instruments of transfer, in form satisfactory to the Company, duly executed by the registered holder or its duly authorized attorney) and, in case such surrender shall be made during the period starting after the close of business on the Regular Record Date immediately preceding any Interest Payment Date through the close of business on the last trading day preceding such Interest Payment Date (unless this Convertible Subordinated Note or the portion thereof being converted is subject to redemption on a redemption date in that period), also accompanied by payment in funds acceptable to the Company of an amount equal to the interest otherwise payable on such Interest Payment Date on the principal amount of this Convertible Subordinated Note then being converted. Subject to the aforesaid requirement for a payment in the event of conversion after the close of business on a Regular Record Date immediately preceding an Interest Payment Date, no payment or adjustment shall be made on conversion for interest accrued hereon or for dividends on Common Stock delivered on conversion. The right to convert this Convertible Subordinated Note is subject to the provisions of the Indenture relating to conversion rights in the case of certain consolidations, mergers, or sales or transfers of substantially all the Company's assets.

        The Company shall not issue fractional shares or scrip representing fractions of shares of Common Stock upon any such conversion, but shall make an adjustment therefor in cash on the basis of the then current market value of such fractional interest as provided in the Indenture.

        The Company will furnish to any holder upon written request and without charge a copy of the Indenture. Requests may be made to: General Counsel, Leasing Solutions, Inc., 10 Almaden Boulevard, Suite 1500, San Jose, CA 95113-2238.

                                      70.

                           FORM OF CONVERSION NOTICE

To: LEASING SOLUTIONS, INC.

The undersigned registered owner of the Convertible Subordinated Note hereby irrevocably exercises the option to convert this Convertible Subordinated Note, or portion hereof (which is $1,000 or an integral multiple thereof) below designated, into shares of Common Stock of Leasing Solutions, Inc. in accordance with the terms of the Indenture referred to in this Convertible Subordinated Note, and directs that the shares issuable and deliverable upon the conversion, together with any check in payment for fractional shares and Convertible Subordinated Notes representing any unconverted principal amount hereof, be issued and delivered to the registered holder hereof unless a different name has been indicated below. If shares or any portion of this Convertible subordinated Note not converted are to be issued in the name of person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto. Any amount required to be paid by the undersigned on account of interest and taxes accompanies this Convertible subordinated Note.

Dated:
      -------------------------            -------------------------------------
                                           Signature (s)

Fill in for registration of shares
if to be delivered, and Convertible
Subordinated Notes if to be issued,        Principal amount to be converted
other than to and in the name of the       (if less than all):  U.S.$_________
registered holder
(Please Print):


- -----------------------------------
              (Name)

- -----------------------------------
        (Street address)

- -----------------------------------
     (City, State and zip code)



Social Security or other Taxpayer Identification Number:
                                                         ----------------------

Signature Guarantee:
                     -----------------------

                                      71.

                                ASSIGNMENT FORM



If you the holder want to assign this Convertible subordinated Note, fill in the form below and have your Signature guaranteed:

I or we assign and transfer this Convertible subordinated Note to

- --------------------------------------------------------------------------------
(Insert assignees social security or tax ID number)

- --------------------------------------------------------------------------------
(Print or type assignee's name, address and zip code)

and irrevocably appoint
                        --------------------------------------------------------

agent to transfer this Convertible Subordinated Note on the books of the Company. The agent may substitute another to act for him.

Date:                          Your Signature:
      -------------------                     ----------------------------------
                                              (Sign exactly as your name appears
                                              on the other side of this
                                              Convertible Subordinated Note)


Signature Guarantee:
                     --------------------------------------------

                                      72.

                     OPTION OF HOLDER TO ELECT REPURCHASE


If you wish to have this Convertible Subordinated Note repurchased by the Company pursuant to Section 4.6 of the Indenture, check the Box: [_]


If you wish to have a portion of this Convertible Subordinated Note purchased by the Company pursuant to Section 4.6 of the Indenture, state the amount (in multiples of $1,000): $ _______________

Date:                                  Your Signature:
     ------------------                               -------------------------


(Sign exactly as your name appears on the other side of this Convertible Subordinated Note)

Signature Guarantee:
                    -------------------------

                                      73.